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                                                                   EXHIBIT 10.3D

                    OLIVE BRANCH DISTRIBUTION FACILITY LEASE
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                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                          HEWSON/DESOTO PHASE I, L.L.C.

                                       AND

                              WILLIAMS-SONOMA, INC.


                          DATED: AS OF DECEMBER 1, 1998



PREPARED BY:

BAKER, DONELSON, BEARMAN & CALDWELL
2000 FIRST TENNESSEE BUILDING
165 MADISON AVENUE
MEMPHIS, TENNESSEE 38103

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                                TABLE OF CONTENTS


Section                                                                                       Page
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
ARTICLE I TERM

1.1.  Initial Term............................................................................  3
1.2.  Improvements; Occupancy.................................................................  3
1.3.  Fixtures; Equipment.....................................................................  5
1.4.  Option Periods..........................................................................  6

ARTICLE II RENT
2.1  Rent.....................................................................................  8
2.2  Net-Net-Net Lease........................................................................ 10
2.3  Proration of Taxes....................................................................... 14
2.4  Payment of Taxes; Payment Deferral....................................................... 15
2.5  Evidence of Tax Payment.................................................................. 16
2.6  Global Basic Rent Adjustment............................................................. 16
2.7  Option Period Rent Rates................................................................. 17

ARTICLE III USE, OPERATION, MAINTENANCE AND ALTERATION
3.1  Use & Occupancy.......................................................................... 20
3.2  Use of Insurance Proceeds................................................................ 24
3.3  Alterations; Improvements................................................................ 28
3.4  Signage.................................................................................. 33
3.5  Liens; Encumbrances...................................................................... 33
3.6  Indemnification.......................................................................... 34
3.7  Inspection of Project.................................................................... 35
3.8  Landlord's Entry to Project Following Default............................................ 35

ARTICLE IV INSURANCE
4.1  Insurance Requirements................................................................... 36
4.2  Form of Policy........................................................................... 38
4.3  Notice of Damage or Destruction.......................................................... 39
4.4  Net Proceeds............................................................................. 39

ARTICLE V CONDEMNATION
5.1  Notice of Condemnation................................................................... 40
5.2  Partial Condemnation..................................................................... 40
5.3  Substantial Condemnation; Condemnation in Excess of $5,000,000........................... 42

ARTICLE VI SALES, MORTGAGES, ETC. AND GENERAL CONDITIONS
6.1  Assignment by Tenant..................................................................... 46
6.2  Exercise of Rights or Remedies by Landlord............................................... 47
6.3  Tenant's Right of First Refusal.......................................................... 47
6.4  Financial Covenants of Lessee............................................................ 48
6.5  Compliance with Bond Documents by Landlord............................................... 53

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
6.6  Financial Statements of Tenant........................................................... 54

ARTICLE VII DEFAULT
7.1  Events of Default........................................................................ 55
7.2  Landlord Remedies........................................................................ 56
7.3  Re-Entry................................................................................. 60
7.4  Remedies Cumulative...................................................................... 60
7.5  Lessee's Indemnification; Attorney Fees.................................................. 60
7.6  Mutual Indemnification; Costs............................................................ 61
7.7  Right of Offset.......................................................................... 61
7.8  Certification by Subtenants.............................................................. 62

ARTICLE VIII ARBITRATION
8.1  Submission to Board of Arbitrators....................................................... 62

ARTICLE IX COVENANT OF QUIET ENJOYMENT
9.1  Quiet Enjoyment; Non-Disturbance......................................................... 64

ARTICLE X MISCELLANEOUS
10.1  Tenancy Beyond Lease Term............................................................... 64
10.2  Notices................................................................................. 65
10.3  Definition of "Landlord."............................................................... 66
10.4  Headings; Table of Contents............................................................. 66
10.5  Counterparts............................................................................ 67
10.6  Governing Law........................................................................... 67
10.7  Cure on Behalf of Landlord.............................................................. 67
10.8  Binding on Successors and Assigns....................................................... 67
10.9  Authority of Signatories................................................................ 67
10.10 Benefits of the Act..................................................................... 68
10.11  [RESERVED.]............................................................................ 69
10.12  Waivers................................................................................ 69
10.13  Mechanic's Liens....................................................................... 69
10.14  Utilities.............................................................................. 70
10.15  [RESERVED.]............................................................................ 70
10.16  Cure on Behalf of Tenant............................................................... 70
10.17  Severability........................................................................... 70
10.18  Venue.................................................................................. 71
10.19  [RESERVED.]............................................................................ 71
10.20  Waiver of Jury Trial................................................................... 71
10.21  Waiver of Right of Recovery............................................................ 72
10.22  Design and Construction Indemnity...................................................... 72
10.23  Landlord Waiver of Liens............................................................... 73
10.24  Tenant Right to Terminate.............................................................. 73
10.25  Litigation............................................................................. 75
10.26  Costs of Action........................................................................ 75

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
10.27  Nondisturbance......................................................................... 75
10.28  Tenant Subordination of Lease.......................................................... 76
10.29  Agency................................................................................. 76
10.30  Amendment.............................................................................. 77

Exhibits:

Exhibit "A"       Real Property Description.................................................  A-1
Exhibit "B"       Plans for Building and Improvements.......................................  B-1
Exhibit "C"       Rent Schedule.............................................................  C-1
Exhibit "D"       Environmental Notices.....................................................  D-1
Exhibit "E"       Easements Affecting Real Property.........................................  E-1
Exhibit "F"       Letter Regarding Future Phases............................................  F-1
Exhibit "G"       Existing Indebtedness.....................................................  G-1

                                 LEASE AGREEMENT

      THIS LEASE, entered into as of the 1st day of December, 1998, by and between HEWSON/DESOTO PHASE I, L.L.C., an Arizona limited liability company (the "Landlord"), and WILLIAMS-SONOMA, INC., a California corporation (the "Tenant");

                           W I T N E S S E T H, that:

      This Lease constitutes a financing agreement for the purposes of Sections 57-10-409 and 27-7-22.3 of the Mississippi Code of 1972, as amended.

      Landlord hereby leases to Tenant and Tenant hereby hires from Landlord for the term of this Lease, at the rental and subject to the provisions herein set forth, that entire certain parcel of land (the "Property"), containing 66.847 acres, more or less, and the easements and appurtenances thereto, located in the County of DeSoto, State of Mississippi, as described in Exhibit "A" attached hereto and made a part hereof, together with the building, and on-site and off-site improvements, all as described in the Plans (as defined in the Loan Agreement, as hereinafter defined) in Exhibit "B," attached hereto (the "Improvements") (the Property and Improvements being herein sometimes called the "Project"). The Tenant shall, during the course of and upon completion of the construction of the Improvements, at the Tenant's sole cost and expense, install in the Improvements certain fixtures ("Fixtures") and equipment (the "Equipment"). The Project is to be financed through the issuance of $30,300,000 Taxable Industrial Development Revenue Bonds, Series 1998 (Hewson/DeSoto Phase I, L.L.C. Project) (the "Bonds") by the Mississippi Business Finance Corporation (the "Issuer"), pursuant to a Loan Agreement of even date herewith between the Issuer and Landlord (the "Loan Agreement"). The Bonds are issued pursuant to the Trust Indenture ("Indenture") of even date herewith executed by and between the Issuer and Union Planters National Bank, N.A., as Trustee (the "Trustee"), and are secured by a deed of trust of even date herewith and executed by Landlord in favor of the Issuer (the "Deed of Trust"), which has been assigned by the Issuer to the Trustee pursuant to the Indenture. Interests of various parties in the Project are further subject to a Tenant Estoppel, Subordination,

Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement") of even date herewith by and among the Landlord, the Tenant, the Issuer and the Trustee.

      Tenant expressly acknowledges that, as security for Landlord's obligations under the Loan Agreement and as additional security for the Bonds, the Landlord has assigned its interests hereunder to the Issuer pursuant to an Assignment of Rents, Leases and Profits of even date herewith (the "Assignment"), the Issuer's interest in which has been assigned to the Trustee pursuant to the Indenture. As such, any rights or obligations of Landlord hereunder, including, but not limited to, approvals, consents and enforcement of remedies may, but need not be, exercised or performed by the Trustee and/or the holders of any Bonds (the "Holders" or the "Bondholders") so long as any of the Bonds remain Outstanding (as defined in the Indenture). So long as the Tenant is not in default under this Lease, such approvals or consents shall not be unreasonably withheld unless this Lease or the Loan Agreement otherwise specifically provides. When no Bonds remain Outstanding and the Loan Agreement has been terminated and the Indenture released, references to the Trustee herein shall have no further force or effect.

      This Lease is made upon the following terms, provisions, conditions and limitations, and the parties respectively covenant and agree as follows:

                                    ARTICLE I
                                      TERM

       I.1. Initial Term. The initial term of this Lease shall commence on the Occupancy Commencement Date (as hereinafter defined) and continues until January 1, 2022 (the "Primary Term"). Thereafter, as used herein, unless the context shall otherwise require, the phrase "term of this Lease" shall mean the Primary Term plus the option periods exercised pursuant to Section 1.4 hereof.

       I.2. Improvements; Occupancy. (a) The parties hereto understand and agree that the Improvements to be erected as part of the Project are anticipated to be complete and ready for occupancy as evidenced by a Certificate of Occupancy to be issued by the relevant jurisdiction on or about the 1st day of June, 1999 (the "Estimated Completion Date"). Landlord shall exert its best efforts toward the end that the Improvements be completed on or before June 1, 1999. Landlord agrees to give Tenant written notice as to whether or not the Improvements will be completed by the Estimated Completion Date as soon as possible, but in any event not later than thirty (30) days prior to the Estimated Completion Date.

      (b) Tenant's responsibility for payment of amounts set forth in Article II hereof shall commence on that date (the "Rental Commencement Date") which is the earliest of (i) ten (10) business days following receipt by the Tenant of a copy of those items required under Section 4.4 of the Loan Agreement, (ii) that date on which Tenant commences actual productive use (as distinct from installation of Fixtures and Equipment) of the Project as a distribution facility, or (iii) November 1, 1999. Tenant's occupancy of the Project shall commence on that date (the "Occupancy Commencement Date") which is the earlier of (i) ten (10) business days following receipt by the Tenant of a copy of those items required under Section 4.4 of the Loan Agreement or (ii) that date on which Tenant commences actual productive use (as distinct from installation of Fixtures and Equipment) of the Project as a distribution facility. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to pay Company Payments (as hereinafter defined) until after the Occupancy Commencement Date and until after all amounts (if any) due to Tenant under the Agreement and Indemnification (as hereinafter defined) have been paid in full.

      (c) Tenant's obligation to pay those amounts set forth in Article II hereof (other than Company Payments) shall arise on the Rental Commencement Date regardless of any disputes which may occur between Landlord and Tenant concerning construction of the Improvements, subject to the provisions of paragraph 7.7.

      (d) The Landlord shall construct or cause to be constructed the Improvements substantially in accordance with the Plans. The Landlord shall obtain all approvals requisite to the construction of the Project, and shall construct the Project in material compliance with all federal, State and local laws and regulations. On or before the Occupancy Commencement Date, the Landlord will furnish to the Tenant copies of all required permits and authorizations except those permits and authorizations which Tenant must obtain, authorizing the occupancy and uses of the Project for the purposes contemplated by the Tenant. The Landlord will take such action and institute such proceedings as shall be necessary to cause and require all contractors and material suppliers to complete their contracts, including the correction of any defective work, and the Landlord agrees that the Tenant may, from time to time, in its own name, or in the name of the Landlord, take such action as may be necessary or advisable, as determined by the Tenant, to assure that the construction of the Improvements will proceed in an efficient and workmanlike manner. Any amounts recovered as damages, refunds, adjustments or otherwise in connection with the foregoing (a) shall be paid to the Tenant if the Tenant has corrected, at its own expense, the matter which gave rise to such default or breach, or (b) shall be paid to the Landlord if the Landlord has corrected, at its own expense, the matter which gave rise to such default or breach, or (c) shall be paid to the Landlord if the matter which gave rise to such default or breach has not yet been corrected and if such payment is prior to the Occupancy Commencement Date (in which event Landlord shall thereafter promptly apply such amount to the correction of such matter, with the balance, if any, disposed of as set forth in Section 4.5 of the Loan Agreement), or (d) shall be paid to the Tenant if the matter which gave rise to such default or breach has not yet been corrected and if such payment is after the Occupancy Commencement Date (in which event Tenant shall thereafter promptly apply such amount to the correction of such matter, with the balance, if any, disposed of as set forth in Section 3.2(b) of this Lease).

       I.3. Fixtures; Equipment. The parties hereto understand and agree that the Landlord has no responsibility whatsoever regarding the delivery and installation of the Fixtures and Equipment in the Project, and that this Lease and the Tenant's covenants and agreements contained herein are in no way conditioned upon such delivery or installation.

       I.4. Option Periods. (a) In addition to the Primary Term of this Lease and in partial consideration of Tenant's entering into this Lease, Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional period equal to five (5) years plus the number of months (if any), rounded to the nearest whole month by which the Rental Commencement Date precedes the Occupancy Commencement Date, commencing at the conclusion of the Primary Term (as such Primary Term may be extended pursuant to the provisions of Section 3.3(a)(iii) hereof) (hereinafter referred to as the "First Option Period") at the rental to be determined in accordance with Section 2.7(a) and
(b) hereof, but otherwise upon the same terms and conditions as those set forth in this Lease.

      (b) In addition to the Primary Term of this Lease and in addition to the First Option Period and in partial consideration of Tenant's entering into this Lease, Landlord hereby grants to Tenant an additional option to further extend the term of this Lease for an additional five (5) year period commencing at the conclusion of the First Option Period (hereinafter referred to as the "Second Option Period") at the rental to be determined in accordance with Section 2.7(a) and (c) hereof, but otherwise upon the same terms and conditions as those set forth in this Lease, together with any additions or amendments made for the First Option Period.

      (c) [RESERVED.]

      (d) [RESERVED.]

      (e) (i) The options under this Section 1.4 may be exercised solely at the discretion of Tenant. Tenant may exercise the option for the First Option Period by delivering written notice of such exercise to Landlord at any time prior to that date which precedes the conclusion of the Primary Term of this Lease by one (1) year (the "First Option Exercise Date"). If Tenant has not delivered to Landlord written notice of Tenant's exercise of the option for the First Option Period by the First Option Exercise Date, the options for the First Option Period and the Second Option Period under this Section 1.4 shall lapse and be deemed of no further effect.

            (ii) Tenant may exercise the option for the Second Option Period by delivering written notice of such exercise to Landlord at any time during the First Option Period prior to that date which precedes the conclusion of the First Option Period by one (1) year (the "Second Option Exercise Date"). If Tenant has not delivered to Landlord written notice of Tenant's exercise of the option for the Second Option Period by the Second Option Exercise Date, the option for the Second Option Period under this Section
      1.4 shall lapse and be deemed of no further effect.

            (iii) Neither the option for the First Option Period nor the option for the Second Option Period may be exercised at any time during which Tenant is in default under any of the terms of this Lease.

      (f) As used hereinafter, "Option Period" shall be deemed to mean either the First Option or the Second Option Period.

                                   ARTICLE II
                                      RENT

       II.1 Rent. (a) From and after the Rental Commencement Date, Tenant shall pay Global Basic Rent, subject to adjustment as provided in Section 2.6 hereof; "Global Basic Rent" being defined (i) during the Primary Term (as such Primary Term may be extended pursuant to the provisions of Section 3.3(a)(iii) hereof) as the sum of Basic Rent (as defined below) and Company Payments (as defined below) (provided, however, that Tenant shall have no obligation to pay Company Payments until after the Occupancy Commencement Date and until after all amounts due to Tenant under the Agreement and Indemnification have been paid in full); and (ii) during the Option Periods, as set forth in Section 2.7 hereof (provided, however, that during said Option Periods all Global Basic Rent shall also constitute Company Payments hereunder);

      (b) During the Primary Term, the Global Basic Rent shall be payable in the amounts set forth in Exhibit "C" attached hereto ("Rent Schedule") and made a part hereof, subject to adjustment of the Basic Rent as provided in Section 2.6 hereof. Any such Basic Rent adjustment will be documented by an amended Exhibit "C," agreed to by the parties, at the time of such adjustment. During any Option Period, the Global Basic Rent shall be determined as set forth in Section 2.7 hereof; and

      (c) From and after the Rental Commencement Date and so long as any Bonds remain Outstanding or the Indenture has not been released during the Primary Term, Tenant shall timely pay to Trustee in accordance with the terms of the Loan Agreement at Union Planters Bank, N.A., Corporate Trust Department, 6200 Poplar Avenue, Memphis, Tennessee 38119 or such other person or at such other place as Trustee designates in writing to Tenant, without previous demand therefor and without deduction or offset, the amount of quarterly payments of interest accruing on Outstanding Bonds and semi-annual Mandatory Sinking Fund Payments (as defined in the Indenture) due on the Bonds (the "Basic Rent"). Attached as part of Exhibit "C" is a schedule of payments of Basic Rent over the term of the Bonds assuming no prepayments and assuming no change in the rate of interest borne by the Bonds as described in Section 2.6(b). All payments of Basic Rent by Tenant to Trustee shall be credited against Tenant's obligation to pay Global Basic Rent. Attached as part of Exhibit "C" is a schedule of Company Payments for the Primary Term assuming no prepayment under Section 2.6(a). Provided that all amounts due to Tenant under the Agreement and Indemnification have been paid in full, from and after the Occupancy Commencement Date and during the Primary Term, Tenant shall pay such amounts ("Company Payments") to Landlord, _ Hewson Properties, Inc. at 4636 E. University Drive, Suite 265, Phoenix, Arizona 85034, or to such other person or place as Landlord designates in writing to Tenant, quarterly (on the same day as quarterly interest payments are due on the Bonds), without previous demand therefor, in an amount equal to one-quarter ( 1/4) of the difference between (i) the then applicable Global Basic Rent (as adjusted in Section 2.6 hereof during the Primary Term) for the applicable lease year and (ii) the Basic Rent for the applicable lease year ("lease year" being the successive one (1) year periods). Should the Primary Term be extended as provided in Section 3.3(a)(iii) hereof, the Company Payments shall be made for the period of such extension as provided in Section 3.3(a)(iii). During any Option Period, all Global Basic Rent shall be deemed to be Company Payments for purposes of this Lease, and shall be paid to Landlord quarterly as set forth in this Section 2.1(c).

      II.2 Net-Net-Net Lease. (a) This Lease constitutes what is commonly known as a "net-net-net lease," it being understood that the Trustee and the Landlord shall receive the Basic Rent and Company Payments, respectively, free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with Landlord's ownership and leasing of the Project. In addition to the Global Basic Rent provided for in Section 2.1 hereof, from and after the Rental Commencement Date, the Tenant shall pay to Landlord or to third parties as provided herein (particularly in Sections 2.3 and 2.4) as additional rent ("Additional Rent") all impositions, taxes, payments or fees in lieu of taxes, insurance premiums, operating charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Primary Term and any Option Periods. Upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Basic Rent. It is the intention of the parties hereto that Tenant shall in no event be entitled to any abatement of or reduction in Global Basic Rent payable hereunder except as expressly provided herein. Any present or future law to the contrary shall not alter this agreement of the parties.

      Amounts payable by Tenant hereunder shall include, but not be limited to, the following:

            (i) Insurance premiums required to maintain the insurance policies described in Article IV hereof;

            (ii) Expenses of occupying, operating, altering, maintaining and repairing the Project throughout the term of this Lease; and

            (iii) All taxes, assessments, fees in lieu of taxes and other governmental charges, as set forth in Section 6.2 of the Loan Agreement, except as hereinafter provided in subsection 2.4 and except as prorated pursuant to Section 2.3(a) of this Lease, and all other expenses and charges (including any asserted by the Issuer or the Trustee, including but not limited to Trustee's regular and extraordinary fees, as to all of which Landlord shall be entitled to prompt reimbursement by Tenant) which during the term of this Lease shall be levied, assessed or imposed by any governmental authority upon or with respect to, or incurred in connection with the ownership, possession, occupation, operation, alteration, maintenance, repair or use of the Project.

      If at any time during the term of this Lease under the laws of the State of Mississippi or any political subdivision thereof in which the Project is situated, a tax or excise on rents or other tax, however described, is levied or assessed by said State or political subdivision against Landlord or the rentals set forth in Section 2.1 hereof, Tenant covenants to pay and discharge such tax or excise on rents or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a direct result of Landlord's interest in the Project, or of this Lease or of the rentals accruing hereunder, it being the intention of the parties hereto that all sums payable by Tenant hereunder (including, without limitation, Basic Rent, Company Payments, Additional Rent and all other sums, all of which are herein sometimes collectively called "Rent") shall be paid to Landlord absolutely net without offset of any kind or deduction of any nature whatsoever except as expressly provided in this Lease with respect to Company Payments. Any payment or discharge by Tenant of any tax or excise on rents or other tax referred to in the preceding sentence shall not be deemed to be Additional Rent. Nothing in this Lease shall be construed to require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, excess profits or revenue tax or any other tax or impost charged or levied against Landlord upon the rentals payable by Tenant under this Lease, except to the extent hereinabove provided. In the case of any assessment for public improvement wherein the cost of the public improvement is permitted to be paid in installments, then and in such event only, such installments falling due during the term of this Lease shall be paid by Tenant, and all such installments falling due subsequent to the term of this Lease shall be paid by Landlord, notwithstanding the provisions of Section 2.3 hereof. For the purpose of the foregoing sentence, an installment is due on the last day prior to the date upon which such an installment becomes delinquent.

      Upon the occurrence and continuation of an event of default hereunder (an "Event of Default"), the Landlord may require the Tenant to deposit with the Trustee (or Landlord if there is no Trustee) in an escrow account bearing interest for the benefit of Tenant (i) an amount equal to (A) all taxes which are due and payable which Tenant is obligated to pay under this Section, including accrued ad valorem taxes, if any, or, in the alternative all amounts due as payments or fees in lieu of taxes, with respect to the Project plus (B) any then delinquent insurance premiums with respect to the insurance required under Section 4.1 hereof, and (ii) thereafter, each month, an amount equal to one-twelfth (1/12th) of the annual charges for taxes to be paid under this
Section 2.2 and insurance premiums.

      Tenant covenants to cooperate fully with Landlord in taking any actions necessary to apply for and receive ad valorem tax relief for the Property, including, but not limited to, meeting the requirements of Mississippi Code

Section 27-31-101 and Section 27-31-104. Tenant expressly acknowledges that no right of offset with respect to payment of Basic Rent to the Trustee or the payment of other amounts (except Company Payments) hereunder shall arise in the event of the loss of ad valorem tax relief. Landlord agrees that, so long as Tenant is not in default hereunder, if any actions on the part of Landlord result in the occurrence of an event of default under the Loan Agreement or leads to a foreclosure on the Deed of Trust or any other event the result of which is the loss of ad valorem tax relief under the Loan Agreement, Landlord will indemnify Tenant to the extent Tenant is required under this Section 2.2. to pay ad valorem taxes in excess of the payments in lieu of taxes which otherwise would have been paid by Tenant hereunder.

      (b) Tenant agrees, within six (6) months following the earlier of (i) the Occupancy Commencement Date or (ii) the date of issuance of the Series 1998 Bonds, the Tenant will certify in writing to the Landlord as to the number of jobs created or, if prior to the Occupancy Commencement Date, anticipated to be created, as a result of the Project.

      (c) Tenant will reimburse Landlord with respect to certain environmental inspection matters as follows:

            (i) On an annual basis, Tenant will reimburse Landlord for the costs of a "walk-through" inspection of the Project by a qualified environmental engineer reasonably acceptable to Tenant.

            (ii) If such inspection yields evidence of any potential environmental hazards related to Tenant's use and occupancy of the Project, Tenant will reimburse Landlord for such additional environmental inspections and reports as are deemed reasonably necessary by such engineer.

      II.3 Proration of Taxes. (a) The taxes, fees in lieu of taxes, and other charges and expenses described in Section 2.2(a) above shall be prorated when appropriate between Landlord and Tenant in order that all of such taxes and other charges and expenses which relate to the period prior to the Occupancy Commencement Date and the period subsequent to the termination of the term of this Lease shall be borne by Landlord and in order that all of such taxes and other charges and expenses which relate to the term of this Lease shall be borne by Tenant. Such proration shall be computed in accordance with generally accepted accrual accounting principles and Landlord and Tenant shall each indemnify and hold the other harmless from any taxes and other charges and expenses relating to their respective periods of responsibility which may have become a charge upon the other.

      (b) Tenant shall not enter into any non-terminable contracts or agreements with respect to the Project extending beyond the term of this Lease without the prior written consent of Landlord, which consent Landlord may not withhold unreasonably and arbitrarily.

      II.4 Payment of Taxes; Payment Deferral. (a) Tenant shall pay each sum payable pursuant to Section 2.2(a) above prior to the time that such sum becomes delinquent; provided, however, that if any authority having jurisdiction or alleging to have jurisdiction assesses real estate taxes or assessments (or fees in lieu thereof), personal property taxes or assessments (or fees in lieu thereof), or assesses or levies any other charges against the Project as contemplated and provided in this Lease, and Tenant deems the same or any of them excessive, improper or illegal, Tenant may defer payment thereof to the extent permitted by law so long as the validity or amount thereof is contested by Tenant in good faith. In such event, if an Event of Default has occurred and is continuing, Tenant, if requested by Landlord or Trustee so to do, shall furnish to Landlord and Trustee a corporate surety bond, satisfactory to Landlord and Trustee as beneficiary, in an amount equal to the aggregate of (a) the taxes, assessments, or other charges so assessed, plus (b) all penalties and interest which may reasonably be estimated to be incurred if such contest is adversely determined thereon at the annual rate provided for by law. In the event that during the period of such deferred payment, and while such Event of Default remains unwaived or uncured, such penalties and interest increase to an amount beyond the amount of such bond, Tenant shall furnish to Landlord and Trustee such additional corporate surety bond or bonds, satisfactory to Landlord and Trustee as beneficiary, in such amount as may be necessary to fully cover such increases in said taxes, assessments, or other charges and penalties and interest thereon as aforesaid.

      (b) With the exception of Global Basic Rent, which shall be due and payable as set forth in Section 2.1, Tenant shall pay, within twenty (20) days after receipt of Landlord's written demand and supporting documentation therefor unless otherwise specified herein, all amounts which Tenant shall otherwise be obligated to pay to Landlord or otherwise by reason of the provisions of this Lease, provided that Tenant shall not be required to pay any amount prior to the date such amount is due and payable hereunder.

      II.5 Evidence of Tax Payment. At any time upon request, Tenant shall provide Landlord with a true copy of a receipted bill, if available, for any tax, assessment or other governmental charge which has become due and payable by Tenant under this Lease or any other evidence reasonably satisfactory to Landlord of the payment thereof.

      II.6 Global Basic Rent Adjustment. (a) The parties hereto contemplate that the Costs of the Project leased hereunder ("Costs of the Project"), as defined in Section 1.1 of the Loan Agreement, will equal the aggregate sum of Thirty Million Three Hundred Thousand Dollars ($30,300,000.00), such amount being herein also sometimes called the "Target Cost." If the Project is completed for less than the Target Cost (resulting in the transfer of such surplus amount of Bond proceeds from the Acquisition Fund to the Bond Fund (each as defined in the Loan Agreement) under Section 5.3(b) of the Indenture, the application of such amount by the Trustee under Section 5.4(a) of the Indenture to the redemption of Bonds at par pro rata at the earliest possible date and the corresponding reduction in the amount of principal and interest payments due on the Bonds), the Global Basic Rent during the Primary Term shall be reduced as follows: (1) Basic Rent during the portion of the Primary Term occurring after the Occupancy Commencement Date shall be reduced proportionately, and (2) quarterly Company Payments shall be reduced by an amount equal to (x) the product of 0.5% times such surplus amount of bond proceeds divided by (y) four (4).

      (b) The Bonds are subject to an interest rate increase on July 1, 2009 or if such day is not a business day, the next succeeding business day (the "Rate Adjustment Date"), as provided in Section 2.2 of the Indenture, up to a maximum of thirteen percent (13%) per annum. Landlord and Tenant agree that, upon receiving notice from the Trustee that such an increase in rate has occurred, the Basic Rent component of the Global Basic Rent during the remaining portion of the Primary Term shall be increased accordingly.

      (c) Following the occurrence of any circumstances set forth in Section 6.9 of the Loan Agreement requiring or permitting the partial prepayment of Bonds, such amounts will be used to redeem Bonds as provided in Section 3.1 of the Indenture. If any such redemption occurs during the Primary Term, the Basic Rent component of the Global Basic Rent during the remaining portion of the Primary Term shall be reduced proportionately.

      II.7 Option Period Rent Rates. (a) The Global Basic Rent for the First Option Period and for any subsequent Option Period shall be determined as set forth hereinafter prior to the commencement of each such Option Period by negotiation between the parties hereto and shall, within the limitations hereinafter set forth, be based on a negotiated fair market rental rate based upon the prevailing rental rate for similar industrial space in the vicinity of Olive Branch, Mississippi including southeast Shelby County, Tennessee, comparably improved (without reference, however, to Tenant's Fixtures and Equipment), and of substantially similar age, quality, layout, building size and land size as that existing in the Project ("Fair Market Rental").

      If the parties hereto fail to reach agreement on the Global Basic Rent for any Option Period within thirty (30) days prior to the commencement of such Option Period, the Fair Market Rental determination underlying the relevant amount of Global Basic Rent for such Option Period shall be determined as follows:

            (i) Landlord and Tenant shall each appoint a qualified, licensed, experienced real estate appraiser, who is a Member of the American Institute of Appraisers, and who is familiar with the rentals being charged in the vicinity of Olive Branch, Mississippi, including southeast Shelby County, Tennessee for industrial space of a similar kind and nature, the appointment of each appraiser to be made within fifteen (15) days following written notice of either party to the other of the necessity of making such appointment.

            (ii) The two (2) appraisers, as so selected, shall themselves select a third appraiser whose qualifications meet those set forth for the first two (2) appraisers, the appointment of the third appraiser to take place within fifteen (15) days following the appointment of the first two (2) appraisers.

            (iii) The three (3) appraisers shall then reach a determination as to whether the parties shall employ, as the Fair Market Rental upon which the Global Basic Rent for the Option Period in dispute will be based, the rentals proposed by the Landlord or the rentals proposed by the Tenant.

            (iv) The decision of a majority of the three (3) appraisers shall be binding.

            (v) Each party shall pay the costs, fees and expenses of its own appraiser, and the cost of the third appraiser shall be shared equally by the parties. If either party shall fail to select an appraiser within the time set forth above, the non-defaulting party may select such appraiser for the defaulting party. If two (2) appraisers, as selected, fail to agree upon an appointed third appraiser, both appraisers shall be dismissed and the matter shall be submitted to arbitration under the applicable provisions of the American Arbitration Association.

      (b) During the First Option Period, the Global Basic Rent shall be the Fair Market Rental of the Project.

      (c) During the Second Option Period, the Global Basic Rent shall be the Fair Market Rental of the Project.

      (d) [RESERVED.]

      (e) [RESERVED.]

      (f) Any rental payment not made when due shall be subject to the Default Rate (as defined in the Loan Agreement).

                                   ARTICLE III

                   USE, OPERATION, MAINTENANCE AND ALTERATION

      III.1 Use & Occupancy. (a) Tenant agrees to use and occupy the Project as a distribution facility, for any other lawful uses in connection with its business, and for other permitted related uses, all of which shall be consistent with the provisions of Section 57-10-401, et seq. of the Mississippi Code of 1972, as amended, and for no other purpose. Tenant further agrees that in the use and occupancy of the Project and in the conduct of its business therein, Tenant will comply with all requirements of all applicable laws, ordinances, orders and regulations of all governmental authorities having jurisdiction. Tenant represents that, to its best knowledge, no Hazardous Substances (as hereinafter defined) have been stored, processed or disposed of on or released or discharged (including ground water contamination) from the Property which would materially and adversely affect the value of the Project and no above or underground storage tanks exist on the Property, and except as set forth on Exhibit "D" attached hereto, no private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against the Property or otherwise issued to or received by Tenant with respect to the Property.

      Tenant will maintain at all times all the Property in material compliance with all Environmental Laws (as hereinafter defined), will handle any Hazardous Substances located, stored, used or processed at the Property in material compliance with all Environmental Laws and will not dispose of, release, discharge, handle, use, process or store any Hazardous Substances in violation of any Environmental Laws, and will promptly notify the Landlord and Trustee following receipt of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to the Property.

      As used herein, "Environmental Laws" means all local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1976 or any state lien or superlien or environmental cleanup statutes.

      Also as used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

      Except as to those arising or resulting from the acts or omissions of the Landlord or its agents, the Tenant agrees to indemnify and save the Landlord, the Issuer and the Trustee harmless from any and all claims, damages, demands, expenses, liabilities and losses of any nature whatsoever (including, without limitation, all reasonable attorney's fees and expenses) asserted by or on behalf of any person arising out of, resulting from, or in any way connected with any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever including claims arising out of loss of life, injury to persons, property, or business and/or damages to natural resources in connection with the activities of Tenant or its predecessors in interest, or third parties who have trespassed on the Project, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Tenant which (i) arises out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or Hazardous Substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed), or
(ii) actually or allegedly arises out of the use, specification or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water or groundwater containing chemicals.

      (b) Subject to Tenant's rights under Sections 3.2 and 5.3 hereof, throughout the Primary Term of this Lease (and all Option Periods) Tenant will, at its own expense, keep the Project, including, but not limited to, the HVAC and roof of the building, in good condition, repair and working order (ordinary wear and tear excepted) making all repairs and replacements thereto (whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen), and operate the Project in a sound and economic manner (provided, however, that nothing contained herein shall be construed to impair any rights of Tenant against third parties). Notwithstanding the foregoing, but subject to the provisions of
Section 10.21, Landlord shall be responsible for all damages (and repairs necessitated thereby) caused by Landlord, its agents, employees, invitees and/or contractors. Nothing contained in this Lease shall give Tenant any right to offset against amounts due as Basic Rent for claims it may have against Landlord. Subject to Tenant's rights under Sections 3.2 and 5.3 hereof, at its expense Tenant will maintain the Project in compliance with (i) all laws, ordinances, orders and regulations of all governmental authorities applicable to the Project, and (ii) all requirements of those insurance companies with which Tenant maintains the insurance policies required by Article IV hereof (provided, however, that nothing contained herein shall be construed to impair any rights of Tenants against third parties). Tenant also shall comply with and abide by all covenants, restrictions, conditions and other matters, if any, to which title to the Project is subject as of the Occupancy Commencement Date, including, without limitation, those certain easements described on Exhibit "E" hereto, and shall comply with all such matters becoming effective subsequent to the Occupancy Commencement Date if such matters were created by the acts of or agreed to by Tenant. A final unappealable judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding that Tenant has violated any laws, statutes, ordinances, rules, regulations, requirements or such matters affecting title in the use of the Project shall conclusively determine that fact as between the Landlord and the Tenant. In connection with any repairs, renewals or replacements which are covered by warranties received by Landlord in connection with the construction or purchase of the Project, Landlord shall exert its best efforts to cause the issuer of such warranties, if any, to make such repairs, renewals or replacements.

      (c) In the event that any building, structure or other improvement erected or made by Tenant, at any time during the term of this Lease, shall encroach upon any property, street, right-of-way, easement or set-back line or shall violate the agreements or conditions contained in any restrictive covenant affecting the Project, then, promptly after written request of the Trustee or of any person affected by any such encroachment, violation, hindrance, obstruction or impairment, the Tenant shall, at its expense, either: (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment; or (ii) make such changes in the buildings, structures or other improvements and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions or to end such violations or impairments.

      (d) The Tenant anticipates that the Project will result in the creation of 134 full-time jobs.

      III.2 Use of Insurance Proceeds. (a) In the event of damage or destruction resulting in an award of Net Proceeds (as defined in Section 4.4 hereof) in excess of $5,000,000, Tenant shall not be required to repair or restore the Project if, while any Bonds remain Outstanding, the award is made during the last year of the term of this Lease, or if no Bonds remain Outstanding, during the last year of the Primary Term or any Option Period, unless the Tenant has previously exercised an option to extend for the next ensuing Option Period (if any then be). If the Tenant has exercised its option to extend for the next ensuing Option Period, Tenant shall be obligated to repair and restore the portion of the Project remaining after the event of damage or destruction as provided above. In the event that Tenant has not exercised its option to extend and is not, therefore, obligated to repair or restore the Project as provided above, the Landlord shall be required to promptly repair and restore the Project in accordance with Section 7.1(a) of the Loan Agreement. If, while the Bonds remain Outstanding or the Indenture has not been released, such repair or restoration by Landlord is not commenced and prosecuted promptly, Tenant agrees to promptly repair and restore the Project [in which event, Landlord will indemnify Tenant for any and all costs and expenses incurred by Tenant with respect thereto, Tenant expressly acknowledging that no right of offset with respect to payment of Basic Rent to Trustee or the payment of other amounts (except Company Payments) hereunder shall arise in such event]. If the building is structurally sound and the remaining portions accessible, Tenant shall have the option to remain in the unrestored building on the Property until the end of the Primary Term of this Lease, or the then current Option Period, as the case may be, at which time the Tenant's rights of continued occupancy shall cease and terminate for all purposes.

      (b) If the Project shall be less than totally damaged or destroyed at any time that any Bonds remain Outstanding, the Loan Agreement has not been terminated or the Indenture has not been released, if the loss is covered by hazard insurance, subject to the provisions of Section 3.2(a), Net Proceeds of insurance resulting from any claim in an amount less than $500,000 shall be paid to Tenant and shall be used promptly to repair and restore the Project. If such Net Proceeds are in excess of $500,000, such amounts shall be made payable to and deposited with the Trustee and disbursed in accordance with the provisions of Section 7.1(a) of the Loan Agreement. If the partial loss is in excess of $500,000 and is not an insured loss, or if insurance proceeds required to be deposited with the Trustee are insufficient to cover costs of repair and reconstruction, subject to Section 3.2(a), Tenant shall deposit sums sufficient to cover repair and reconstruction costs with the Trustee who shall disburse in accordance with Section 7.1(a) of the Loan Agreement. If all Bonds have been redeemed, the Loan Agreement terminated and the Indenture released, all Net Proceeds shall be made payable to Tenant for use in repair and restoration of the Project. In either a case of an insured or uninsured loss, subject to the provisions of this Section 3.2(a), Tenant shall promptly replace, repair, rebuild or restore the Project to substantially the same condition, value and utility as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Tenant and submitted to the Trustee for approval, if required in accordance with Section
3.3 hereof, and as will not impair the overall operating utility, use, value or service capacity or the character of the Project. Tenant shall be entitled to retain any balance of such Net Proceeds of insurance remaining after payment of all costs of such restoration.

            (c) (i) If the Project shall be totally destroyed at any time, whether or not any Bonds remain Outstanding, or the Loan Agreement terminated or the Indenture released, and if there has been no default hereunder, Tenant shall have a period of forty-five (45) days from the date of destruction to decide whether or not to reconstruct the Project, or to terminate this Lease. If, while any Bonds remain Outstanding, Tenant elects by written notice to Landlord and Trustee to terminate the Lease, Landlord shall direct the Trustee to effect a redemption of the Bonds in whole under Section 3.1(a) of the Indenture with the Net Proceeds of insurance. If there is any deficiency in Net Proceeds necessary to redeem the Bonds, Tenant shall pay such amounts; if there are any excess Net Proceeds following redemption, Tenant shall be entitled to such amounts. If Tenant elects to repair or reconstruct the Project, Net Proceeds of insurance shall be deposited with the Trustee and disbursed in accordance with the provisions of Section 7.1(b) of the Loan Agreement. If the loss is not an insured loss, or if insurance proceeds are insufficient to cover the costs of repair and reconstruction, Tenant shall deposit sums sufficient to cover repair and reconstruction costs with the Trustee who shall disburse in accordance with Section 7.1(b) of the Loan Agreement. Following reconstruction of the Project in accordance with Section 7.1(b) of the Loan Agreement, Tenant shall be entitled to receive any unexpended Net Proceeds of insurance.

            (ii) If at any time following an election by Tenant to repair or reconstruct the Project under this Section, an Event of Default shall occur hereunder and be continuing, the Trustee must obtain the written consent of sixty-six and two-thirds percent (66 2/3%) of Bondholders for Tenant to obtain funds from the insurance loss trust account held by Trustee pursuant to the Indenture, which consent shall not be unreasonably withheld or delayed. While obtaining such consent, the Trustee may cease to honor requisitions for disbursements for repair and reconstruction and may proceed to accelerate the Bonds under the Indenture.

            (iii) Landlord agrees to join in any direction necessary to effect the exercise by Tenant of the options set forth in subsection (i).

            (iv) For the purposes of this section (c), "totally destroyed" shall mean damage or destruction to the extent of fifty percent (50%) or more of the usable floor space in the building on the Project or which has the effect of reducing Tenant's distribution capacity in the building on the Project to fifty percent (50%) or less of full, pre-casualty capacity.

      (d) All such replacements, repairs, rebuilding or restoration made pursuant to this Section, whether or not requiring the expenditure of the Tenant's own money, shall automatically become a part of the Project, as if the same were specifically described herein.

      (e) At all times prior to the termination of this Lease in accordance with subsection (c) above following total destruction of the Project, Tenant shall remain liable for Global Basic Rent and all other expenses payable by Tenant in accordance with this Lease.

      III.3 Alterations; Improvements. (a) The provisions of this Section 3.3 shall be subject to, and, if in conflict with, superseded by, the provisions of
Section 3.2 hereof. Subject to the preceding sentence, and subject to the Loan Agreement, Tenant may make, from time to time, permanent remodeling, alterations, improvements or expansions to the Project which the parties hereto understand and intend to constitute fixtures and permanent accessions to the Project ("Permanent Improvements"), subject, however, in all cases to the following conditions, which Tenant shall observe and perform:

            (i) Prior to making any alterations, improvements or expansions to the Project which: (A) do not affect the outside or facade of the building or do not involve removal of any part of any floor, load-bearing wall, column, girder or other support, or do not affect roof load and (B) involve a cost which Tenant reasonably and in good faith estimates to be less than Five Hundred Thousand Dollars ($500,000.00), Tenant shall furnish to Landlord and Trustee information (including sketches and drawings which may be prepared by officers or employees of Tenant) as to the proposed changes in walls and partitions or relocations thereof and plans and specifications, if available, covering any proposed work, but Tenant may proceed forthwith to make such specified alterations or improvements. The cost of all such improvements shall be paid by Tenant.

            (ii) Prior to making any alterations, improvements or expansions to the Project which: (A) affect the outside or facade of the building, or involve removal of any part of any floor, load-bearing wall, column, girder or other support, or affect roof load, or (B) involve a cost which Tenant reasonably and in good faith estimates to be Five Hundred Thousand Dollars ($500,000.00) or more, Tenant shall furnish to Landlord and Trustee plans and specifications or other detailed information covering the proposed work, and Tenant shall not commence such work unless within thirty (30) business days thereafter, Landlord and Trustee shall either approve or shall not advise Tenant of Landlord's disapproval of such plans and specifications, which approval Landlord and Trustee will not unreasonably withhold. Tenant acknowledges that Trustee will submit the proposed alteration, improvement or expansion to the Project to the Bondholders and Trustee will either approve or disapprove of such proposed work based upon the recommendation of Holders of sixty-six and two-thirds percent (66 2/3%) of the Bonds then

      Outstanding with the affirmative recommendation of such Holders not to be unreasonably withheld or delayed. The cost of all such improvements shall be paid by Tenant, and such improvements shall automatically become a part of the Project as if the same were specifically described herein.

            (iii) Notwithstanding the foregoing, Landlord and Tenant contemplate the future expansion of the Improvements by the construction of an addition of approximately 320,000 square feet, at a cost not to exceed $25,000,000 (the "Addition") as to which no further approval of the Trustee or the Bondholders shall be required. At such time as Tenant in its sole and absolute discretion determines that it needs the Addition, Landlord and Tenant shall cooperate in good faith with respect to (a) development by the Landlord of detailed plans and drawings meeting Tenant's specifications for the Addition, (b) determination by the Landlord and approval by Tenant of detailed estimated costs of construction of the Addition, (c) the setting of an estimated Tenant occupancy date for the Addition, and (d) issuance by the Issuer and sale of Additional Bonds (as defined in the Indenture) pursuant to Section 3.2 of the Loan Agreement and Section 2.10 of the Indenture (the "Addition Additional Bonds") in an amount equal to the full amount of the detailed estimated costs of construction of the Addition, plus a contingency reserve and plus a construction period interest reserve, which Addition Additional Bonds shall be pari passu in ranking and shall share equally and ratably in all security with the Bonds. At such time as the Addition Additional Bonds are issued, this Lease shall be amended (subject at all times to the proviso that, if any of the following specific contemplated amendments would likely result in Tenant not being allowed to treat this Lease as amended as an operating lease for Tenant's financial accounting purposes, the parties hereto shall negotiate alternative amendments in good faith to allow Tenant to treat this Lease as amended as an operating lease for Tenant's financial accounting purposes, with such alternative amendments being as close as possible to the following specific contemplated amendments) to provide that (a) the Addition shall be part of the Project; (b) the Primary Term of the Lease shall be extended to end at the date that is the same date as the stated maturity of the Addition Additional Bonds; (c) the rent for the Addition during the Primary Term
      (i) shall commence on the earlier of the date on which Tenant commences actual productive use (as distinct from installation of Fixtures and Equipment) of the Addition as a distribution facility and (10) business days following receipt by Tenant of a copy of all items specified in Section 4.4 of the Loan Agreement with respect to the Addition (the "Addition Rental Commencement Date"), (ii) shall be equal to the sum of all debt service payments (principal, premium, if any and interest) on the Addition Additional Bonds (after any reduction in the principal amount thereof by reason of prepayment thereof as a result of the actual costs of the Addition being less than the original principal amount of the Addition Additional Bonds) relating to the period after the Addition Rental Commencement Date (Basic Rent), plus an annual amount equal to one-half of one percent (0.5%) of the lesser of (A) the original principal amount of the Addition Additional Bonds and (B) the actual costs of construction of the Addition (Company Payments), plus all Additional Rent applicable to the Addition, and (iii) shall, to the fullest extent possible, be payable as and when Basic Rent, Company Payments and Additional Rent are payable pursuant to Article II of this Lease; (d) the rent for the Property and the Improvements during that portion of the Primary Term (as amended) that extends beyond the end of the Primary Term as it existed prior to the amendment shall be equal to that rent which would otherwise be due under the First Option Period or the Second Option Period had the Primary Term not been extended, i.e., the Global Basic Rent during years one through ten of the extended Primary Term shall be equal to the Fair Market Rental of the Project; and (e) the First Option Period shall commence at the conclusion of the Primary Term as extended.

      Such Permanent Improvements shall become part of the Project and shall be subject to this Lease. In addition, the parties hereto understand and intend that such Permanent Improvements shall be subject to the lien of the Deed of Trust.

      (b) The parties hereto intend that any Fixtures and Equipment installed by Tenant for its use during the term hereof shall be and remain personal property, shall not constitute fixtures and shall not become part of the Project subject to this Lease, nor shall the lien of the Deed of Trust attach thereto. Any such items shall be and remain the property of Tenant and may be removed by Tenant upon the termination of this Lease. Tenant shall effect such removal solely at Tenant's expense, subject to the following qualifications:

            (i) Tenant at its own expense shall repair any damage to the Project caused by such removal, including, without limitation, damage caused by removal of air conditioning installations, equipment, air ducts and vents, conduits of every nature, false floors and floor ramps, electrical switches, panels and electrical wiring which were installed by the Tenant. Such repairs shall include safe and proper covering of any and all exposed wiring occasioned by removal of any electrical equipment, including computers. In no event shall Tenant be entitled to remove any items not installed and paid for by the Tenant.

            (ii) Any alterations or improvements installed in accordance with the terms of this Lease on the Project whether before or after the Occupancy Commencement Date and not removed by Tenant upon termination of this Lease shall forthwith become the property of Landlord. However, should Tenant fail to remove any alterations or improvements to the Project which Tenant is required to remove, then and in such event, Landlord may cause the same to be removed at Tenant's expense, and Tenant shall reimburse Landlord for (A) the reasonable cost of the removal; (B) the reasonable cost of repairing any damage to the Project caused by such removal; (C) rent lost from successor lessees during the period of time reasonably required for such removal; and (D) any other damages suffered by Landlord as a result thereof.

      III.4 Signage. Tenant may install a sign or signs on or in the Project which sign or signs may be selected by Tenant in its discretion. Tenant shall remove all such signs at the termination of this Lease and shall promptly repair, to the reasonable satisfaction of Landlord, any damage to the Project caused by such removal.

      III.5 Liens; Encumbrances. Except as provided in Section 2.4 hereof, Tenant shall not create or permit to be created or to exist any lien or encumbrance which might be or become a lien or encumbrance against the Project, except any lien against Landlord caused by Landlord's actions or inactions and not by Tenant's actions or inactions. If such lien or encumbrance arises from a matter other than taxes or assessments by a governmental body, or the payment of amounts in lieu of taxes to a governmental body, Tenant may defer payment and suffer the lien to the extent permitted by law so long as the validity or amount thereof is contested by Tenant in good faith and Tenant has secured a court order from a court of competent jurisdiction or reasonable assurance from competent legal counsel that in the interim and during said contest no action can be taken against the Project by the party holding such lien. If at any time while an Event of Default has occurred hereunder and is continuing a lien or encumbrance arises from Tenant's acts or omissions, Tenant, if requested by Landlord or Trustee so to do, shall furnish to Landlord and Trustee a corporate surety bond or bonds, satisfactory in form and substance to Landlord and Trustee, in an amount equal to the amount of the lien, plus all applicable penalties and interest thereon, which are estimated to accrue during the period of the contest, such bond to be issued by an insurance company satisfactory to Landlord and Trustee. In the event that while an Event of Default has occurred and is continuing during the period of Tenant's good faith contest such penalties and interest increase to an amount beyond the amount of such corporate surety bond, Tenant shall furnish to Landlord and Trustee such additional bond or bonds, similarly satisfactory to Landlord and Trustee, in form and substance, in such amounts as may be necessary to fully cover the lien and all penalties and interest thereon and likewise issued by an insurance company satisfactory to Landlord and Trustee.

      III.6 Indemnification. Subject to the provisions of Section 10.21, Tenant does hereby indemnify Landlord against any liability, penalty, expense or damages which Landlord may incur or to which Landlord may be subjected by reason of Tenant's possession, occupation, operation, alteration, maintenance, repair or use of the Project.

      III.7 Inspection of Project. Landlord, Issuer and Trustee shall be entitled to make reasonable visits to examine and inspect the Project during normal business hours (but shall be under no obligation to make any such visits or inspections), all in compliance with Section 12.5 of the Loan Agreement. Such inspections shall be scheduled at least twenty-four (24) hours in advance so as not to unduly interfere with Tenant's business activities, except that in case of emergency, Landlord may enter the Project without prior notice to Tenant.

      III.8 Landlord's Entry to Project Following Default. At any time following the tenth (10th) day after Tenant shall have received from Landlord any notice of default hereunder and continuing until Tenant shall have cured such default, and at any time within twelve (12) months prior to the termination of the term of this Lease, Tenant shall permit Landlord and any authorized representatives of Landlord to enter the Project during normal business hours to exhibit the same for the purpose of future leasing and to display on the Project usual "For Lease" signs. At any time during the term of this Lease, Landlord and any authorized representatives of Landlord may enter the Project during normal business hours to exhibit the Project for the purpose of sale or of mortgage or other hypothecation. So long as Tenant is not in default hereunder, Landlord shall give Tenant at least twenty-four (24) hours prior notice of Landlord's intent to enter to exhibit the Project, and such entry shall be made so as not unreasonably to interfere with Tenant's use of the Project.

                                   ARTICLE IV
                                    INSURANCE

      IV.1 Insurance Requirements. Tenant shall maintain insurance against such risks and in such amounts as the Landlord and Trustee shall reasonably determine to be proper for buildings and commercial facilities of like size and type, and shall pay as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

            (a) All risk or broad form named perils coverage at all times equal to one hundred percent (100%) of the replacement cost of the Improvements exclusive of excavations and foundations. Earthquake coverage equal to one hundred percent (100%) of the replacement cost of the Improvements exclusive of excavations and foundations (so long as commercially available);

            (b) comprehensive general liability insurance with $5,000,000.00 minimum single limit for injury to persons or property, but in no event less than that provided under the Tenant's primary and, if any, excess coverage;

            (c) worker's compensation coverage, disability benefits insurance and any other type of insurance required by the laws of the State of Mississippi;

            (d) Rental value insurance in an amount equal to twelve (12) months of all Basic Rent payable hereunder.

      Any of the insurance required in paragraphs (a) through (d), inclusive, may provide an all risk deductible provision in an amount not exceeding $500,000 and an earthquake deductible provision not to exceed fifteen percent (15%) of the building's replacement cost value. The Tenant shall be a self-insurer to the extent of the amount of the deductibles obtained.

      Until such time as the construction of the Improvements shall have been completed, Landlord shall maintain builder's risk insurance to the full insurable value (with deductible provision not to exceed $500,000) of the Improvements, and Landlord shall be a self-insurer to the extent of the amount of the deductible so obtained. During such construction period, Tenant shall have the responsibility for maintaining any insurance coverage it deems necessary with respect to the Fixtures and Equipment installed by Tenant at the Project. Following the Occupancy Commencement Date, Tenant covenants to maintain insurance coverage in an amount equal to full replacement value with respect to any of its property located at the Project, with a deductible provision in an amount not exceeding $500,000.00.

      The insurance required of Tenant by this Section 4.1 shall be maintained in full force and effect at all times following the Occupancy Commencement Date.

      Each insurance policy provided in accordance with this Section 4.1 shall include a provision to the effect that any act or omission of Tenant or Landlord, as the case may be, shall not prejudice Issuer's or Trustee's rights thereunder. Any insurance provided for in this Article IV may be effected by a policy or policies of blanket insurance provided that the amount of the total insurance allocated to the Improvements shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required. Subject to Section 3.2 hereof, Tenant shall remain liable and responsible to Landlord for keeping the Project in good repair and condition whether or not covered by insurance and whether or not said insurance coverage is adequate to repair and/or replace the Improvements.

      IV.2 Form of Policy. (a) Each insurance policy required by Section 4.1 hereof (i) shall be issued by a financially responsible insurer (or insurers) of recognized standing, legally authorized to write the respective insurance, (ii) shall be in such form and with such provisions (including, without limitation, the loss payable clause, the waiver of subrogation clause and the designation of the named insured parties) as are generally considered standard provisions for the type of insurance involved, and (iii) shall prohibit cancellation or modification by the insurer without at least thirty (30) day's prior written notice to the Landlord and the Trustee. Prior to the expiration of any such policy, the Tenant shall furnish the Landlord and Trustee satisfactory evidence that the policy has been renewed or replaced, unless Trustee shall have informed Tenant in writing that such insurance is no longer required. Without limiting the generality of the foregoing, all insurance policies maintained pursuant to Section 4.1(a) hereof shall name the Landlord, Tenant, Issuer and Trustee as the parties insured thereunder as their respective interests may appear; all insurance policies maintained pursuant to Section 4.1(b) hereof shall name the Tenant as the insured and the Landlord and Trustee as additional insureds; and each such policy shall provide that losses thereunder shall be adjusted with the insurer by the Tenant or Landlord, on behalf of the insured parties, in the case of the policy described in Section 4.1(a) hereof, with the approval of the Trustee as to settlement of any claims in excess of $500,000, but all such adjustments shall be subject to the provisions hereof. If there is any claim in excess of $500,000.00 for loss or damage covered under the policy described in Section 4.1(a) hereof, all proceeds of insurance resulting therefrom shall be paid directly and solely to the Trustee for application as provided in Section 7.1 of the Loan Agreement.

      (b) Certificates and opinions of the insurers or an agent or agents of the insurers acceptable to the Trustee, shall be deposited with the Trustee on or before the Occupancy Commencement Date, upon renewals of policies and at any other time, at the request of the Trustee.

      IV.3 Notice of Damage or Destruction. If the Project shall be damaged or destroyed (in whole or in part) at any time, Tenant shall promptly give written notice thereof to the Landlord and the Trustee.

      IV.4 Net Proceeds. As used herein, "Net Proceeds," when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after the payment of all expenses (including reasonable and documented attorney's fees and any Extraordinary Expense [as defined in the Loan Agreement] of the Trustee) incurred in the collection thereof.

                                    ARTICLE V
                                  CONDEMNATION

      V.1 Notice of Condemnation. Forthwith upon receipt by Tenant or Landlord of any notice of the institution of any proceeding for the taking of the Project or any part thereof by the exercise of any power of condemnation affecting the Project or any part thereof, the party receiving such notice shall promptly give written notice thereof to the other party, and the Trustee. Subject to Section
7.4 of the Loan Agreement, Tenant, in cooperation with Landlord, shall have the right to participate in any such proceedings and to be represented by counsel for the purpose of protecting its interest hereunder. Landlord and Tenant shall each bear their own expenses incurred in such proceeding. Notwithstanding anything to the contrary above, as long as the Bonds remain Outstanding and the Indenture has not been released, any awards in excess of $500,000.00 resulting from the damages to or taking of the Project, including without limitation any awards for the leasehold estate of the Tenant or the fee estate of the Landlord, shall be paid solely and directly to Trustee for application in accordance with
Section 7.2(a) of the Loan Agreement.

      V.2 Partial Condemnation. (a) If at any time any part of title to, or the partial use of the Project shall be taken by condemnation or pursuant to the exercise of the power of eminent domain by any governmental authority ("Condemnation") and any Bonds are still Outstanding, the Loan Agreement has not been terminated or the Indenture has not been released and satisfied, Net Proceeds of Condemnation resulting from any award in an amount less than $500,000 shall be paid to Tenant and used promptly to replace such condemned portion of the Project. If Net Proceeds of Condemnation are in excess of $500,000, at any time when Bonds remain Outstanding, the Loan Agreement has not been terminated and the Indenture has not been released, such amount shall be paid solely and directly to the Trustee and disbursed in accordance with Section 7.2(a) of the Loan Agreement; at any time the Bonds have been redeemed, the Loan Agreement has been terminated and the Indenture has been released such amounts shall be disbursed in accordance with Section 5.2(c). In the event such proceeds are insufficient to restore the Project, subject to Section 5.3, Tenant shall pay the additional amounts necessary to carry out such restorations, and if Tenant has been obligated by this Section 5.2 to deposit Net Proceeds of Condemnation with Trustee, Tenant shall deposit such additional amount with the Trustee. All such amounts deposited with the Trustee shall be used to promptly restore the Project (excluding any part thereof not taken by Condemnation) to substantially the same condition, value and utility as an operating entity as existed prior to such Condemnation.

      (b) If any Bonds remain Outstanding, or the Indenture has not been released, then any balance of such proceeds of any Condemnation award remaining after payment of all costs of such restoration shall be used to redeem Bonds at par pro rata under Section 3.1(f) of the Indenture. Tenant shall be entitled, under Section 2.6(c) hereof, to a proportionate reduction in the Basic Rent component of Global Basic Rent.

      (c) Any balance of such Net Proceeds of Condemnation remaining after payment of all costs of such restoration and, if any Bonds are then Outstanding, after redemption of all such Bonds as provided in the preceding subsection (b), shall be allocated between Landlord and Tenant in the proportion which the value of Landlord's fee interest in the Project and the value of Tenant's leasehold interest in the Project respectively bear to the total amount of the Net Proceeds of Condemnation.

      If both Landlord and Tenant join in an application to the commissioners or court in the condemnation or eminent domain proceeding praying that allocation of the award in accordance with the aforesaid formula be made in such proceeding, and allocation of the award in accordance with the aforesaid formula is made in such proceeding, the allocation so made shall be conclusive upon Landlord and Tenant. If such application and/or such allocation shall not be so made, the valuation of Landlord's and Tenant's interests and the allocation of the award shall be determined by agreement between them, or, if they are unable to agree, the values shall be determined by submission to arbitration pursuant to Article VIII hereof.

      V.3 Substantial Condemnation; Condemnation in Excess of $5,000,000. (a) In the event that a taking by eminent domain or condemnation will affect substantially all [fifty percent (50%) or more] of the usable floor space in the Improvements or will have the effect of reducing Tenant's distribution capacity in the Improvements to fifty percent (50%) or less of full, pre-condemnation capacity, Tenant shall have the option, to be exercised by delivery of a written notice to Landlord and Trustee within forty-five (45) days after Tenant's receipt of notice from Landlord or the condemning authority of such taking, to terminate this Lease. While any Bonds remain Outstanding, upon receipt of such notice, Landlord shall direct the Trustee to effect a redemption of the Bonds in whole under Section 3.1(a) of the Indenture with the Net Proceeds of Condemnation. If there is any deficiency in Net Proceeds necessary to redeem Bonds, Landlord will pay such amounts; any excess Net Proceeds following redemption shall be allocated between Landlord and Tenant according to the formula set forth in Section 5.2(c). If Landlord fails to pay the deficiency, then Tenant shall either: (i) pay such deficiency required to redeem the Bonds; or (ii) promptly repair or restore the Project in accordance with Section 7.2 of the Loan Agreement [in which event, Landlord will indemnify Tenant for any and all costs and expenses incurred by Tenant with respect thereto, Tenant expressly acknowledging that no right of offset with respect to payment of Basic Rent to Trustee or the payment of other amounts (except Company Payments) hereunder shall arise in such event]. Such termination of this Lease shall only be effective upon the happening of the earlier of the following events:

      (i)   The date of delivery of possession to the condemning authority; or

      (ii) A date mutually agreed to by Tenant and Landlord which shall not be less than one (1) year from the date that Tenant gives notice to Landlord of Tenant's intent to terminate.

      (b) Subject to the provisions of Sections 5.2(a) and 5.3 hereof, in the event that the taking by eminent domain or condemnation will affect less than fifty percent (50%) of the usable floor space in the Improvements or will not have the effect of reducing Tenant's distribution capacity in the Improvements to fifty percent (50%) or less of full, pre-casualty capacity, or in the event Tenant elects not to exercise the option to terminate set forth in Section 5.3(a) above, this Lease shall remain in full force and effect.

      (c) In the event of a taking by eminent domain or Condemnation resulting in an award of Net Proceeds in excess of $5,000,000, Tenant shall not be required to repair or restore the Project if, while any Bonds remain Outstanding the taking is intended to take place during the last year of the Primary Term of this Lease, or if no

Bonds remain Outstanding, during the last year of the Primary Term or any Option Period, unless the Tenant has previously exercised an option to extend for the next ensuing Option Period (if any then be). If the Tenant has exercised its option to extend for the next ensuing Option Period, Tenant shall be obligated to repair and restore the portion of the Project remaining after the condemnation as provided above. In the event that Tenant has not exercised its option to extend and is not, therefore, obligated to repair or restore the Project as provided above, the Landlord shall be required to promptly repair and restore the Project in accordance with Section 7.2 of the Loan Agreement. If, while the Bonds remain Outstanding or the Indenture has not been released, such repair or restoration by Landlord is not commenced and prosecuted promptly, Tenant agrees to promptly repair and restore the Project [in which event, Landlord will indemnify Tenant for any and all costs and expenses incurred by Tenant with respect thereto, Tenant expressly acknowledging that no right of offset with respect to payment of Basic Rent to Trustee or the payment of other amounts (except Company Payments) hereunder shall arise in such event]. If the building is structurally sound and the remaining portions accessible, Tenant shall have the option to remain in the unrestored building on the Property until the end of the Primary Term of this Lease, or the then current Option Period, as the case may be, at which time the Tenant's rights of continued occupancy shall cease and terminate for all purposes.

      (d) All such replacements, repairs, rebuilding, or restoration made pursuant to Sections 5.2 and 5.3 hereof, whether or not requiring the expenditure of the Tenant's own money, shall automatically become a part of the Project, as if the same were specifically described herein.

      (e) At all times prior to the termination of this Lease in accordance with subsection (a) above following total Condemnation of the Project, Tenant shall remain liable for Global Basic Rent and all other expenses payable by Tenant in accordance with this Lease (provided, however, that Tenant shall be entitled to offset against Company Payments any amount due from Landlord to Tenant).

      (f) If at any time following an election by Tenant to replace the Project under this Section, an Event of Default shall occur hereunder and be continuing, the Trustee must obtain the written consent of sixty-six and two-thirds percent (66 2/3%) of Bondholders for Tenant to obtain funds from the condemnation trust account held by

Trustee pursuant to the Indenture, which consent shall not be unreasonably withheld or delayed. While obtaining such consent, the Trustee may cease to honor requisitions for disbursements for costs of replacement and may proceed to accelerate the Bonds under the Indenture.

                                   ARTICLE VI
                  SALES, MORTGAGES, ETC. AND GENERAL CONDITIONS

      VI.1 Assignment by Tenant. (a) Except as hereinafter provided, and subject to the Loan Agreement, the Indenture, and the Deed of Trust, and the Non-Disturbance Agreement, Tenant shall not transfer, assign or hypothecate this Lease or its interest hereunder without the written consent of Landlord and Bondholders, which consent shall not be unreasonably withheld; provided that no transfer, assignment or hypothecation shall release Tenant from any obligation or liability under this Lease, and the person or persons to whom this Lease may be transferred or assigned shall also assume all the obligations of Tenant under this Lease. A copy of any such proposed assignment shall be delivered to Landlord and Trustee in advance of its consenting thereto. No subletting and no acceptance by Landlord of any rent or other sum of money from a sublessee, and no recognition by Landlord of any subletting shall release Tenant from any of its obligations under this Lease.

      (b) Notwithstanding the provisions of the foregoing Section 6.1(a), subject to the covenants set forth in Section 6.4 hereof, Tenant shall have the right to transfer or assign this Lease or sublet the Project or any portion thereof without the Landlord's consent to any corporation more than fifty percent (50%) of the stock of which is owned by Tenant, or to any corporation more than fifty percent (50%) of the stock of which is owned by any corporation owning more than fifty percent (50%) of Tenant's stock, or to any corporation surviving or resulting from a merger or consolidation to which Tenant may be a party, or to any corporation succeeding to all or a substantial portion of the assets of Tenant; provided, that no such transfer or assignment shall relieve or release Tenant from any obligation or liability under this Lease, and the party or parties to whom this Lease may be transferred or assigned shall assume all the obligations of Tenant hereunder. The sale of stock by Tenant or any shareholder of Tenant shall not constitute an assignment of this Lease.

      VI.2 Exercise of Rights or Remedies by Landlord. No assignment by Tenant of this Lease or its interest hereunder and no subletting by Tenant of the Project or any part thereof, whether with or without the consent of Landlord, shall affect Landlord's right to exercise any of its rights or remedies hereunder directly against Tenant.

      VI.3 Tenant's Right of First Refusal. Subject to the Loan Agreement, the Indenture, the Deed of Trust, and the Non-Disturbance Agreement, if Landlord receives a bona fide offer, whether or not solicited by Landlord, to purchase the Landlord's interest in the Project and Landlord is willing to accept such offer, Landlord shall give Tenant written notice of the amount and terms of said offer and the identity of the proposed purchaser. Tenant shall have the option, exercisable within thirty (30) days after receipt of such notice, to purchase the Landlord's interest in the Project on the same terms as those contained in the offer. Landlord may not sell until after said thirty (30) day period and may then sell only in accordance with the terms and to the party making the original offer. Any deviation from the original offer constitutes a new offer and must be submitted to Tenant in accordance with this Section. There shall occur no merger of the fee and leasehold interests hereunder as a result of acquisition of both estates by the same party.

      VI.4 Financial Covenants of Lessee. For so long as any Bonds remain Outstanding and the Loan Agreement has not been terminated or the Indenture released, Tenant agrees:

      (a) Not to incur additional Indebtedness or merge or consolidate with any other entity if, after giving effect to such Indebtedness, merger or consolidation on a pro forma basis (including pro forma application of the net proceeds therefrom), the ratio of (i) the sum of (A) the Consolidated Net Income of the Tenant and its subsidiaries plus (B) an amount equal to any net loss realized upon the sale or other disposition of any business segment or capital asset (to the extent such loss was deducted in computing such Consolidated Net Income), plus (C) any provision for taxes utilized in computing net loss under clause (B) hereof, plus (D) Consolidated Interest Expense plus one-third (1/3) of operating lease (including this Lease) base rent (before contingency and pass-through payments), plus (E) provision for federal and state income taxes to
(ii) Consolidated Interest Expense plus one-third (1/3) of operating lease (including this Lease) base rent (before contingency/and pass-through payments) of the Tenant and its subsidiaries for any six (6) (as determined by

Tenant) of the immediately preceding eight (8) full fiscal quarters immediately preceding the date of such proposed incurrence of indebtedness, merger or consolidation, is less than 2.0 to 1.0; provided, however, that the foregoing restrictions shall not apply to the incurrence by Tenant and its consolidated subsidiaries of Existing Indebtedness, Permitted Refinancing Indebtedness, and Indebtedness incurred in connection with Fixtures and Equipment to be located at the Project (including Fixtures and Equipment to be utilized in connection with future phases of the Project as outlined in that certain letter from Howard Lester to Mayor Samuel Rikard of the City of Olive Branch dated July 1, 1998 and affixed hereto as Exhibit "F"); and further provided, however, that accrual of interest and accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4(a).

      (b) Not to permit the Consolidated Net Worth (plus deferred catalog charges not to exceed 10% of Consolidated Net Worth) of the Tenant and its subsidiaries to be less than $120,000,000 plus 25% of cumulative Consolidated Net Income (if positive) from the first day of the first fiscal quarter of Tenant beginning after the date hereof to the last day of the fiscal quarter of Tenant ending immediately prior to the date of measurement.

      For purposes of this Section 6.4:

      A. "Consolidated Interest Expense" means the sum of (without duplication)
(i) the cash and non-cash interest expense of the Tenant and its consolidated subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (including, without limitation, non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements, and the interest component of rental payments under capital leases), (ii) amortization of debt discount in connection with any Indebtedness of the Tenant and its consolidated subsidiaries, and (iii) amortization of costs associated with the issuance of any Indebtedness of the Tenant and its consolidated subsidiaries; provided, however, that one-time fees paid in connection with the issuance of any Permitted Refinancing Indebtedness incurred by the Tenant or a subsidiary thereof, shall not be included in Consolidated Interest Expense.

      B. "Consolidated Net Income" means, for any period, without duplication, the aggregate of the Net Income of the Tenant and its subsidiaries for such period, on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles; provided, however, that (i) the Net Income of any entity that is not a subsidiary of the Tenant or a subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Tenant and its subsidiaries; (ii) the Net Income of any entity that is a subsidiary [other than a subsidiary of which at least eighty percent (80%) of the capital stock having ordinary voting power for the Tenant directly or indirectly through one or more subsidiaries] shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to the Tenant or a subsidiary, and (b) the Net Income of such entity; (iii) the Net Income of any entity acquired by the Tenant or a subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, shall be excluded; and (iv) there shall be excluded from such Net Income the Net Income (only if positive) of any consolidated subsidiary of the Tenant to the extent that the declaration or payment of dividends or similar distributions by such consolidated subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary.

      C. "Consolidated Net Worth" means, as of any date, the consolidated equity of the common and preferred stockholders of the Tenant determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, less (i) all write-ups (other than write-ups of assets of a going concern business made within one year after the acquisition of such business) subsequent to February 1, 1999 in the book value of any asset owned by the Tenant or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and in entities that are not subsidiaries (other than cash equivalents, marketable securities and other assets held for sale outside of the ordinary course of business and long term receivables resulting from the sale of assets or businesses), and (iii) all unamortized debt discount and expense, unamortized deferred charges (excluding deferred income taxes), goodwill, patents, trademarks, service marks, trade names, copyrights, organization and developmental expenses and other intangible items, all of the foregoing as determined in accordance with Generally Accepted Accounting Principles; provided, however, that in determining the consolidated equity of any entity, the Net Income of such entity shall be calculated in the same manner as that specified for the determination of Net Income.

      D. "Existing Indebtedness" means the Indebtedness of Tenant and its consolidated subsidiaries set forth on Exhibit "G" hereto.

      E. "Indebtedness" means all obligations of Tenant and its consolidated subsidiaries for borrowed money which in accordance with Generally Accepted Accounting Principles should be classified on the balance sheet of Tenant and its consolidated subsidiaries as liabilities, and in any event shall include all obligations of Tenant and its consolidated subsidiaries for (a) borrowed money;
(b) for the deferred portion of the purchase price of assets (other than trade payables not more than 120 days past due); (c) secured by any liens upon property or assets owned by Tenant and its consolidated subsidiaries, even though Tenant and its consolidated subsidiaries have not assumed or become liable for the payment of such obligations; (d) created or accruing under any conditional sale or other title retention agreement with respect to property acquired by Tenant and its consolidated subsidiaries, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property sold; (e) the non-interest portion of capitalized lease obligations; and (f) guaranties of obligations of others of the character referred to in this definition.

      F. "Interest Rate Agreement" shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Tenant or any of its subsidiaries is or becomes a party or beneficiary.

      G. "Net Income" for any period means, with respect to an entity, the net income (loss) for such period, determined in accordance with Generally Accepted Accounting Principles; provided, however, that (i) the net income of any entity (other than a subsidiary of such entity) in which such entity has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions paid to such entity by such other entity during such period, (ii) the net income of any entity (other than a subsidiary of such entity) acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of such entity shall be reduced by any net after tax gains from any asset sale which gains were included in net income during such period, (iv) the net income of such entity, except as already adjusted pursuant to (iii) above, shall not include, without duplication, any gains which are classified as extraordinary items in accordance with Generally Accepted Accounting Principles (other than tax benefits realized in connection with the tax treatment of such entity's net operating loss carry forwards incurred after the acquisition), and
(v) the net income of such entity shall not include any unrealized gains from investments other than gains which reverse losses in such period.

      H. "Permitted Refinancing Indebtedness" means any Indebtedness of Tenant and its consolidated subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund other Indebtedness of the Tenant and its consolidated subsidiaries permitted to be incurred under the terms of this Lease, provided, however, that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest (or accreted value, if applicable) and premium (if any) of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable and documented expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final stated maturity later than the final maturity of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Permitted Refinancing Indebtedness is incurred either by the Tenant or by the consolidated subsidiary which is the obligor on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded.

      VI.5 Compliance with Bond Documents by Landlord. Tenant agrees that no provision hereof requiring or permitting the action or inaction of the Tenant or the action or inaction of the Landlord shall be applicable if it should cause Landlord to fail to comply in any respect with Landlord's obligations under the Loan Agreement, the Deed of Trust, the Indenture or the Guaranty.

      VI.6 Financial Statements of Tenant. For so long as any Bonds remain Outstanding and the Loan Agreement has not been terminated or the Indenture has not been released, Tenant agrees to furnish to the Trustee, the Underwriter (as defined in the Loan Agreement) and each Bondholder within one hundred twenty
(120) days after the end of each fiscal year of the Tenant audited consolidated financial statements as of the close of such fiscal year for Tenant. Such audited financial statements, which shall include comparative financial information for the immediately preceding fiscal year, shall be prepared and certified by Deloitte & Touche or another nationally recognized independent certified public accounting firm showing the financial condition of Tenant at the close of such year and the results of operations of the Tenant during such year; and within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year, similar financial statements (but not including consolidating financial statements) for Tenant to those described above, not audited but certified by the chief financial officer for the Tenant, such balance sheet to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of such fiscal year to the end of such quarter, in each case subject only to year-end adjustments. The quarterly Tenant-prepared financial statements and the annual audited financial statements shall be accompanied by statements certified by an authorized Tenant representative to the effect that (i) with respect to loan agreements (or equivalent documents) unrelated to the Bonds, it has received no notice of any defaults thereunder, and (ii) is not currently in default under the Lease or if such a default exists, describing the default.

                                   ARTICLE VII
                                     DEFAULT

      VII.1 Events of Default. The following shall constitute Events of Default hereunder:

      (a) If payment of any Basic Rent or Additional Rent, each as adjusted, is not made within five (5) days of the date when due or if default shall be made in the due and punctual payment of any Company Payments, as adjusted, payable under this Lease or any part thereof when and as the same shall become due and payable in accordance with the terms of this Lease.

      (b) If default shall be made by Tenant in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Tenant's part to be kept, observed or performed, other than those referred to in the foregoing subsection (a) of this Section, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord or Trustee to Tenant, or in the case of such a default or a contingency which cannot with due diligence and in good faith be cured within said thirty (30) days, the Tenant should fail to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith [it being intended that in connection with a default not susceptible of being cured with due diligence and in good faith within thirty
(30) days that the time within which to cure the same shall be extended for such a period as may be necessary for the curing thereof with due diligence and in good faith]. The foregoing is subject to the proviso that no grace period shall apply to Tenant's obligations hereunder to keep the Project insured.

      (c) An order for relief shall be entered in any federal bankruptcy proceeding in which the Tenant is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Tenant or all or any part of the property of the Tenant under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against the Tenant, such proceedings are dismissed or discharged within sixty (60) days after they are instituted.

      (d) The Tenant shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Tenant or for any substantial portion of the assets of the Tenant and such appointment shall not be vacated within sixty (60) days.

      (e) If Tenant shall abandon the Project; provided that as long as Tenant shall continue to pay rent and maintain and protect the Project in accordance with the terms of this Lease, Tenant shall not be deemed to have abandoned the Project.

     (f) Any certification, representation or warranty made by the Tenant herein shall prove to have been false when made or deemed to have been made.

      VII.2 Landlord Remedies. (a) If an Event of Default shall occur and shall not have been remedied within any applicable grace period, and in the manner hereinbefore provided, Landlord, without prejudice to any other right or remedy of Landlord hereunder or by law, and notwithstanding any waiver of any prior breach of condition or Event of Default hereunder, may at its option, and without further demand or notice, the same being expressly waived:

     (i) Terminate this Lease and retake possession of the Project, and thereupon all rights of Tenant hereunder (and of parties claiming by, through or under Tenant) shall come to an end, as fully as if such were the last day of the whole term hereinbefore specified, and Tenant hereby covenants peaceably and quietly to yield up and surrender to Landlord the Project and all improvements thereon, consistent with the provisions of this Lease covering such improvements and modifications; and Tenant shall execute and deliver to Landlord such instrument or instruments as shall be required by Landlord to properly evidence termination of Tenant's rights hereunder and its interest herein. In the event of such termination of this Lease, Landlord shall have the right to repossess the Project and such improvements and modifications (consistent with the provisions of this Lease covering such improvements and modifications) as well as the right to sue for and recover from
            Tenant:

            (A) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

            (B) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (D) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, payment of any and all installments for public improvements falling due during the term of this Lease under Section 2.2(a)(iii) hereof; plus

            (E) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to by time by applicable law.

      As used in paragraphs (A), (B) and (C) of this subsection (a)(i), the "worth at the time of award" is computed by allowing interest at the prime rate of interest as published from time to time in the "Money Rates" section of The Wall Street Journal (the "prime rate") plus 1% or by determining present value using a discount rate equal to the prime rate plus 1%; or

      (ii) Landlord may terminate Tenant's right of possession and may repossess the Project by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, and may sue for and recover all rents and other sums including damages at any time and from time to time accruing hereunder and exercise all such other rights as may be provided by law.
            Landlord's efforts to relet the Project or any part thereof or acts of maintenance or preservation and Landlord's appointment of a receiver to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession; and no reentry or taking possession of the Project by Landlord shall be construed an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any attempted reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such attempt elect to terminate this Lease for any such default.

      In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Project and remove all persons and property from the Project; such property may be removed and stored in public warehouse or elsewhere at the cost of and for the account of Tenant; if Tenant does not remove such property from either the Project or the storage area selected by Landlord in accordance with the above provision within thirty (30) days from the effective date of said default, such property shall be deemed to be abandoned and, at the option of Landlord, shall become the property of Landlord.

      (b) Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity, including but not limited to the right of injunction, as if reentry, summary proceedings or other remedies were not provided for.

      (c) The Tenant shall have an affirmative obligation to notify the Trustee immediately upon its knowledge of the occurrence of any "Event of Default" as defined in Section 7.1 hereof.

      VII.3 Re-Entry. The terms "enter," "re-enter," "entry" and "re-entry," as used in this Lease, are not restricted to their technical legal meaning.

      VII.4 Remedies Cumulative. Each right or remedy of either party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by a party of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by that party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

      VII.5 Lessee's Indemnification; Attorney Fees. (a) Tenant covenants and agrees to pay, and to indemnify Landlord against the payment of all costs and charges, including reasonable counsel fees, incurred by Landlord in obtaining possession of the Project after default by Tenant or upon expiration or earlier termination of the term of this Lease, provided Landlord prevails in any action or proceeding (except arbitration) brought to obtain, or to determine the right to, possession. This covenant shall include payment of all reasonable and documented costs and charges of the Issuer and the Trustee, including reasonable counsel fees of each.

      (b) Tenant further agrees that if Tenant defaults under any of the provisions of this Lease and the Issuer or the Trustee on behalf of the Bondholders or in its individual capacity employs attorneys or incurs other expenses in connection with such default, including but not limited to, seeking legal advice with regards to enforcement rights and for the collection of rent or the enforcement of performance or of observance of any obligation or agreement on the part of the Tenant herein contained, or legal advice with respect thereto, the Tenant agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other reasonable and documented expenses as may be incurred by the Issuer and the Trustee.

      VII.6 Mutual Indemnification; Costs. Each party ("indemnitor") covenants and agrees to pay, and to indemnify the other ("indemnitee") against, all costs and charges, including reasonable counsel fees, incurred by the indemnitee in enforcing any agreement or covenant of the indemnitor herein contained, provided the indemnitee prevails in any action or proceeding (except arbitration) brought to secure such enforcement.

      VII.7 Right of Offset. So long as Tenant has not exercised any right to terminate this Lease as set forth in Section 10.24(a) hereof, any breach by Landlord of any term or provisions hereof shall, in addition to those rights set forth in Section 10.24(a) hereof, give Tenant the right to offset sums due Tenant from Landlord as a result thereof against sums payable hereunder to Landlord as Company Payments. In addition, Tenant shall have the right to offset Company Payments owed to Landlord hereunder against sums owed Tenant from time to time pursuant to that certain Agreement and Indemnification of even date herewith among Tenant, Landlord, Hewson Properties, Inc. and Gary J. Hewson. So long as any Bonds remain Outstanding or the Indenture has not been released, then notwithstanding a breach by Landlord, Tenant shall remain liable for the payment of all Basic Rent to the Trustee and payment of other amounts (except Company Payments) hereunder until the termination of this Lease by Tenant as provided herein.

      VII.8 Certification by Subtenants. Upon request by Landlord, Tenant shall furnish to Landlord (i) written certification from each subtenant of space within the Project, confirming the amount of rent due under such subtenant's lease, stating whether any offsets or defenses exist against the sublessor thereunder, and covering such other matters as Landlord may reasonably require, and (ii) such other certifications by Tenant as Landlord may reasonably require with respect to the physical condition of the Project and Tenant's compliance with the provisions hereof.

                                  ARTICLE VIII
                                   ARBITRATION

      VIII.1 Submission to Board of Arbitrators. If at any time, or from time to time during the term of this Lease, any dispute shall arise between Landlord and Tenant, and (i) such dispute shall relate to damage, destruction, alterations or improvements to, or the taking by eminent domain or the condemnation of, the Project, or (ii) this Lease shall specifically identify such dispute as subject to arbitration, or (iii) Landlord and Tenant shall have agreed in writing to resolve such dispute by arbitration; then and only then shall such dispute be submitted to a board of arbitrators. The board of arbitrators shall be three (3) in number, one to be named by each of the parties hereto no later than thirty
(30) days after the parties hereto have agreed to submit such dispute to arbitration or no later than thirty (30) days after the parties hereto shall agree that such dispute cannot be resolved between themselves, and the third arbitrator shall be selected by the two arbitrators previously named. The decision of any two of such arbitrators shall be final and conclusive on the parties hereto. All arbitrators hereto shall be independent, disinterested persons with experience in the area of the dispute; any question arising between the parties hereto related to value of the Project shall be determined by qualified, licensed appraisers who are members of the American Institute of Real Estate Appraisers or similarly qualified persons, and all questions concerning the structure of the building on the Project shall be determined by engineers, architects or similarly qualified persons. If the two arbitrators designated by the parties fail to select a third arbitrator within fifteen (15) days after the appointment by such parties, then the parties may apply to any Chancellor of the Chancery Court of DeSoto County, Mississippi to designate a third arbitrator. If either party hereto shall fail to designate an arbitrator within said thirty
(30) days, the other party shall have the right to appoint a second arbitrator. The parties to the arbitration shall have the right to offer evidence and testify at the hearings, to be represented by counsel and to cross-examine witnesses (but the arbitrators may not determine issues and questions not submitted to arbitration and not framed by the facts and data presented by the parties during such hearings). Subject to the foregoing, the arbitration shall be conducted in accordance with the then applicable rules of the American Arbitration Association.

                                   ARTICLE IX
                           COVENANT OF QUIET ENJOYMENT

      IX.1 Quiet Enjoyment; Non-Disturbance. Landlord covenants and agrees that Tenant, upon paying the rents reserved herein and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept shall lawfully, peaceably and quietly hold, occupy and enjoy the Project during the term of this Lease, without hindrance, ejection or molestation by Landlord or any person or persons claiming under Landlord or claiming by a title superior to Landlord. Contemporaneously with the execution of this Lease, Landlord and Tenant have joined in the execution of the Non-Disturbance Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      X.1 Tenancy Beyond Lease Term. If Landlord has not leased the Project to others or does not require the use of the Project for itself and if Tenant holds possession of the Project after the expiration or termination of the term of this Lease, Tenant shall become a tenant from month to month upon the terms and conditions herein contained, so far as applicable, at a monthly rental in an amount equal to one hundred fifty percent (150%) of the average Global Basic Rent which was in effect during the Primary Term or Option Term, as applicable, and which shall be payable in advance, and Tenant shall continue to be such a month to month tenant until thirty (30) days after Tenant shall have given to Landlord or Landlord shall have given to Tenant a written notice of intention to terminate such monthly tenancy.

      X.2 Notices. All notices, demands and requests which may or are required to be given to another party hereunder shall be in writing, and each shall be deemed to have been properly given (a) on the day given when served personally on an executive officer or general partner of the party to whom such notice is to be given, (b) on the following Business Day (as defined in the Loan Agreement) when sent by reputable overnight courier service, or when sent by telecopy (confirmed promptly by mail), or (c) on the fifth (5th) Business Day following the

Business Day when sent postage prepaid by first class mail, registered or certified, return receipt requested, by deposit thereof in a duly constituted United States Post Office or branch thereof located in one of the states of the United States of America in a sealed envelope addressed as follows:

            (i) To Landlord, Hewson Properties, Inc., 4636 E. University Drive, Suite 265, Phoenix, Arizona 85034, or such other address as Landlord may from time to time designate.

           (ii) To Tenant, at 3250 Van Ness, San Francisco, California 94109,
      Attention: President, or such other address as Tenant may from time to time designate.

          (iii) To Trustee, at Union Planters Bank, N.A., Corporate Trust
      Dept., 6200 Poplar Avenue, 3rd Floor, Memphis, Tennessee 38117, Attention:
      Ms. Delories Duncan.

      A duplicate copy of each notice, certificate or other communication given hereunder to Tenant and/or Landlord shall also be given to Trustee.

      X.3 Definition of "Landlord." The term "Landlord" as used in this Lease so far as covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest authorized herein, except a transfer by way of security, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed; provided, that any funds in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease, shall be paid to Tenant; provided further that, upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 10.3, all of the covenants, agreements and conditions in the Lease contained to be performed on the part of Landlord; it being intended hereby that the covenants and agreements contained in this Lease on the part of Landlord shall subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

      X.4 Headings; Table of Contents. The headings of the Articles and the numberings of the Sections and Subsections in this Lease are inserted as a matter of convenience to the parties and shall not affect the construction of this Lease. The wording of this Lease has been agreed upon by both parties hereto and therefore no party hereto is deemed to be the author thereof.

      X.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original and the counterparts shall constitute but one and the same instrument.

      X.6 Governing Law. This Lease is to be governed and construed in accordance with the internal laws of the State of Mississippi, without regard to principles of conflicts of laws.

      X.7 Cure on Behalf of Landlord. In the event that there shall occur a default under any mortgage, deed of trust, security agreement, reimbursement agreement, and/or bond affecting Landlord's interest in the Project, or if any other lien or encumbrance is created which may be prior to Tenant's interest hereunder and threatens Tenant's interest hereunder, Tenant may, upon giving Landlord written notice at least ten (10) days prior to doing so, take such action, including the payment of money, as may be required to cure such defect, or to discharge such lien or encumbrance, and may deduct such sums and/or its cost and expenses in taking such action, from the Company Payments due hereunder as they may become due.

      X.8 Binding on Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

      X.9 Authority of Signatories. (a) Landlord represents and warrants that the person executing this Lease on behalf of Landlord is a duly authorized member of Landlord or is its or his duly authorized attorney-in-fact.

      (b) Tenant represents and warrants that all corporate and other proceedings required to be taken by or on the part of Tenant and its Board of Directors for the authorization, execution and delivery of this Lease and the performance of the agreements set forth herein have been duly taken and that the person executing this Lease on behalf of Tenant has been duly authorized to act for and in behalf of Tenant.

      X.10 Benefits of the Act. Landlord and Tenant acknowledge that the Bonds are being issued pursuant to the provisions of Section 57-10-401 et seq. of the Mississippi Code of 1972, as amended (the "Act"), so that Tenant may obtain certain benefits provided by the Act as set forth in Section 5.6 of the Loan Agreement. Tenant hereby acknowledges and accepts the obligations set forth in
Section 5.6 of the Loan Agreement on its behalf, and said Section is hereby incorporated herein by reference. In order to comply with the requirements of
Section 57-10-409 of the Act, Tenant hereby covenants and agrees as follows:

      (a) This Lease may be assigned by Tenant (other than to an affiliate thereof) only upon the prior written consent of the Issuer following the adoption of a resolution by the Issuer to such effect.

      (b) Upon a default by Tenant in the payment of Basic Rent hereunder, the Trustee, on behalf of the Issuer, may exercise the rights and remedies available under the Indenture and the Loan Agreement, including but not limited to acceleration of the Bonds, foreclosure of the Deed of Trust and termination of this Lease.

      X.11 [RESERVED.]

      X.12 Waivers. Neither failure by either party to insist upon the strict performance of any term or condition of this Lease, or to exercise any right or remedy available on a breach thereof, nor acceptance by Landlord of full or partial Basic Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term or condition. No term or condition of this Lease required to be performed by a party hereto, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by the party making such waiver. No waiver of any breach shall be taken to constitute a waiver of any other breach, or of a subsequent breach of the same covenants; and each term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      X.13 Mechanic's Liens. Under no circumstances shall either party create or permit the creation of or suffer to exist, any mechanic's lien to be filed against the Project other than Permitted Encumbrances (as defined in the Loan Agreement), by reason of any work, labor, services or material supplied or claimed to have been supplied to the Tenant or to the Landlord. Tenant shall promptly take all steps necessary to discharge and remove any such lien, except Permitted Encumbrances, created by the action or inaction of Tenant. Nothing in this Lease shall be construed in any way as constituting the consent or request of either party, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvement, alteration, or repair of or to the Project that would give rise to the assertion of any mechanics' or materialmen's lien claim against the Project, or as giving either party the right, power or authority to contract for or to permit the rendering of any service or the furnishing of any material that would give rise to the filing of any mechanic's lien claim against the Project.

      X.14 Utilities. All heat, water, electric current, gas, or other utilities used in the Project during the Primary Term and the Option Periods shall be paid for by the Tenant. In addition, should usage of such utilities during the construction of the Project exceed that occasioned by construction, due to installation of Equipment and/or Fixtures by Tenant, Tenant agrees to pay such additional costs.

      X.15 [RESERVED.]

      X.16 Cure on Behalf of Tenant. If the Tenant shall be in default hereunder, and the Tenant shall not have cured such default within the applicable notice period set forth herein, the Landlord may, at its option, in addition to any other rights and remedies, cure such default on behalf of the Tenant, in which event the Tenant shall reimburse the Landlord for all sums paid to effect such cure, together with interest thereon at the Default Rate (as defined in the Loan Agreement), and together with such reasonable attorney's fees as the Landlord may have incurred in connection with such matter. Any such sum so paid by the Landlord, together with any interest and attorney's fees, as above provided, shall be due on the next rental installment date following the date of such cure by Landlord.

      X.17 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by applicable law.

      X.18 Venue. As an integral part of the consideration for the Landlord's willingness to enter into this Lease, it is expressly understood and agreed that no suit or action shall be commenced by either party, or by any successor, personal representative, or assignee of either party, with respect to this Lease or any of the provisions hereof, other than in a state court of competent jurisdiction in DeSoto County, Mississippi, or in the United States District Court for the Northern District of Mississippi, Delta Division, and not elsewhere.

      X.19 [RESERVED.]

      X.20 Waiver of Jury Trial. TO THE FARTHEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS LEASE AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS LEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS LEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LEASE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS EVIDENCE OF SUCH AGREEMENT.

      X.21 Waiver of Right of Recovery. Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the term of this Lease for any and all loss or damage to any property located within or constituting a part of the Project which loss or damage arises from the perils covered by an all risk policy or which right of recovery arises from loss of earnings or rents resulting from damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

      X.22 Design and Construction Indemnity. With respect to the manner of design and construction of the Project, Landlord agrees at Tenant's option, to save Tenant harmless from and indemnify and defend Tenant against any and all injury, loss, damage, liability (or any claims in respect of the foregoing), costs or expenses (including, without limitation, attorney's fees, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any act, omission or negligence of Landlord or its employees or agents, provided that Tenant, upon becoming aware of such claim or damage, shall promptly notify Landlord as soon as reasonably possible. The provisions of this paragraph as to property damage shall be subject to the provisions of paragraph 10.21 regarding waiver of subrogation; and the provisions of this paragraph shall further be subject to the proviso that any obligation of Landlord to Tenant hereunder with respect to matters covered by insurance required to be maintained by Tenant hereunder shall be limited so as to assume that the deductible provision in such policy of insurance does not exceed (A) $50,000 (thereby limiting Landlord's obligation hereunder to $50,000 per claim) in the case of insurance coverage required to be maintained by Tenant under Section 4.1(a)-(d) and (B) $500,000 (thereby limiting Landlord's liability hereunder to $500,000 per claim) in the case of insurance coverage on Tenant's personal property required to be maintained by Tenant under
Section 4.1.

      X.23 Landlord Waiver of Liens. Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Property and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

      X.24 Tenant Right to Terminate. (a) Provided that all Bonds are redeemed, the Loan Agreement terminated and the Indenture released, if Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure [provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and diligently pursue such efforts to cure to completion], Tenant may, in addition to availing itself of any other remedies available at law and in equity, at its option, upon written notice, terminate this Lease, or may incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the Company Payments next becoming due.

      (b) So long as the Bonds remain Outstanding, or the Indenture has not been released, the obligation of the Tenant to pay Basic Rent and Additional Rent as provided herein and to make all other payments (other than Company Payments), provided for in this Lease and to maintain the Project in accordance with this Lease and to perform its other obligations under the Lease shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Landlord. During such period, the Tenant (i) will not suspend or discontinue any such payment (other than Company Payments), (ii) will perform all of its other agreements under this Lease, and (iii) will not terminate this Lease [other than such termination as is provided for hereunder in subparagraph (a)] for any cause including, without limitation, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the rights to temporary use of all or any part of the Project or any change in the tax or other laws of the

United States, the State or any political subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease. Notwithstanding the foregoing, the Tenant may, at its own cost and expense, in its own name, prosecute or defend any action or proceedings or take any other action involving third persons which the Tenant deems reasonably necessary in order to secure or protect its right of possession, use and occupancy of the Project and other rights hereunder. Nothing contained herein shall be construed to prevent or restrict the Tenant from asserting any rights which the Tenant may have against the Landlord under this Lease or under any provision of law.

      X.25 Litigation. If either party becomes a party to any litigation concerning this Lease or the Project by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in the litigation.

      X.26 Costs of Action. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorney's fees, costs of suit, investigation costs and discovery costs, including costs of appeal. When this Lease imposes upon a party an obligation to indemnify the other, the indemnification obligation shall include the obligation to pay the indemnitee's reasonable attorney's fees, costs and disbursements, whether the indemnitee be the plaintiff or defendant.

      X.27 Nondisturbance. Landlord covenants to obtain from any secured party benefitting from an encumbrance on the Project [and each lessor, if any, whose interest in the Project is paramount to Landlord's ("Overlessor")] at the time of the execution hereof, or at any time prior to the recordation of the Memorandum of Lease, an executed non-disturbance agreement assuring Tenant that notwithstanding any default by Landlord to the lender or Overlessor, or any foreclosure or deed in lieu thereof (or Overlessor's termination proceedings), Tenant's rights under this Lease shall continue in full force and effect and its possession of the Project shall remain undisturbed except in accordance with the provisions of this Lease so long as Tenant is not in default hereunder so as to prevent Lease termination and that the proceeds of any insurance recovery or condemnation award shall be used for the purposes stated in this Lease.

      X.28 Tenant Subordination of Lease. Tenant shall upon Landlord's request, subordinate this Lease in the future to any first lien placed by Landlord on the Project, with an insurance company, bank or any other institutional lender, provided that such lender executes a non-disturbance agreement providing that if Tenant is not then in default under this Lease, this Lease shall not terminate as a result of the foreclosure of such lien, or conveyance in lieu thereof, Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed except in accordance with the provisions of this Lease, and that the proceeds of any insurance recovery or condemnation award shall be used for the purposes stated in this Lease. Tenant will, upon request of the lienholder, be a party to such an agreement, and will agree that if such lienholder succeeds to the interests of Landlord, Tenant will recognize said lienholder (or successor in interest of the lienholder) as its Landlord under the terms of this Lease.

      X.29 Agency. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant, or to prevent Landlord or Tenant from entering into ventures in direct competition with the Project.

      X.30 Amendment. This Lease may be amended only by a written instrument executed by the Landlord and the Tenant. Additionally, prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the Indenture), except for amendments entered into in connection with the Addition, the Landlord and the Tenant shall not alter, modify or amend in any material respect any of the terms of this Lease without the prior written approval of the Holders of sixty-six and two-thirds percent (66 2/3%) of the Bonds, which consent absent the existence and continuance of an Event of Default by Tenant hereunder, shall not be unreasonably withheld.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                        HEWSON/DESOTO PHASE I, L.L.C., an
                                        Arizona limited liability company

                                        BY: HEWSON PROPERTIES, INC.,
                                            a California corporation

                                            By:  /s/ GARY J. HEWSON
                                                --------------------------------
                                                Gary J. Hewson,
                                                Chief Executive Officer

                                                                        LANDLORD


                                        WILLIAMS-SONOMA, INC.,
                                        a California corporation

                                        By:     /s/ JERRY S. OWENS
                                               ---------------------------------
                                        Title:  SVP Distribution
                                               ---------------------------------

                                                                          TENANT

STATE OF TENNESSEE
COUNTY OF SHELBY

      Personally appeared before me, Mary Pelham Hunt, the undersigned authority in and for the said county and state, on this the 10th day of December, 1998, within my jurisdiction, the within named JERRY E. OWENS, who acknowledged that he is Executive Vice President of WILLIAMS-SONOMA, INC. and that for and on behalf of the said corporation, and as its act and deed, he executed and delivered the above and foregoing instrument, after first having been duly authorized by said corporation to do so.

                                       /s/ MARY PELHAM HUNT
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:

June 22, 1999
---------------------


STATE OF TENNESSEE
COUNTY OF SHELBY

      Personally appeared before me, Mary Pelham Hunt, the undersigned authority in and for the said county and state, on this the 10th day of December, 1998, within my jurisdiction, the within named GARY J. HEWSON, who acknowledged himself to be Chief Executive Officer of HEWSON PROPERTIES, INC., a California corporation, which corporation is the manager of HEWSON/DESOTO PHASE I, L.L.C., an Arizona limited liability company (the "Maker"), and that for and on behalf of said corporation and as its act and deed as manager of the Maker and for and on behalf of the Maker and as its act and deed, he executed and delivered the foregoing instrument after having been duly authorized so to do.


                                      /s/ MARY PELHAM HUNT
                                     ------------------------------------------
                                      Notary Public

My Commission Expires:

June 22, 1999
---------------------

                                   EXHIBIT "A"

                            Real Property Description


TRACT I:

LOCATED IN DESOTO COUNTY, MISSISSIPPI:

BEING A SURVEY OF PART OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, PART OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, PART OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER AND PART OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, SECTION 25, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

      COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 25; THENCE S89(Degree)32'11"W ALONG THE NORTH LINE OF SAID SECTION 25 A DISTANCE OF
      80.00 FEET TO A POINT; THENCE S00(Degree)31'04"E ALONG A LINE THAT IS
      80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 491.49 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S00(Degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 1485.00 FEET TO A POINT; THENCE S89(Degree)13'30"W A DISTANCE OF 1957.52 FEET TO A POINT; THENCE N00(Degree)46'30"W A DISTANCE OF 1484.99 FEET TO A POINT; THENCE N89(Degree)13'30"E A DISTANCE OF 1964.19 FEET TO THE POINT OF BEGINNING AND CONTAINING 2,911,841 SQUARE FEET OR 66.847 ACRES.

TRACT II:

THE RIGHTS BENEFITTING THE FOREGOING TRACT I CREATED BY (A) THAT CERTAIN RECIPROCAL STORM WATER DRAINAGE AGREEMENT DATED AS OF DECEMBER 1, 1998, BY AND BETWEEN HEWSON/DESOTO SOUTH, L.L.C. AND HEWSON/DESOTO PHASE I, L.L.C., (B) THAT CERTAIN RECIPROCAL STORM WATER DETENTION AND DRAINAGE AGREEMENT DATED AS OF DECEMBER 1, 1998, BY AND BETWEEN HEWSON/DESOTO PHASE I, L.L.C., AND WILLIAMS-SONOMA, INC., AND (C) THAT A CERTAIN RECIPROCAL CONNECTOR EASEMENT AGREEMENT BY AND BETWEEN HEWSON/DESOTO PHASE I, L.L.C. AND WILLIAMS-SONOMA, INC. DATED AS OF DECEMBER 1, 1998 AND (D) THAT CERTAIN PARKING EASEMENT AGREEMENT BY AND BETWEEN HEWSON/DESOTO PHASE I, L.L.C. AND WILLIAMS SONOMA, INC. DATED AS OF DECEMBER 1, 1998, EACH RECORDED CONTEMPORANEOUSLY HEREWITH IN THE OFFICE OF THE CHANCERY CLERK OF DESOTO COUNTY, MISSISSIPPI.

                                   EXHIBIT "B"


                       Plans for Building and Improvements

                                  See Attached

                                                                BOOK 79 PAGE 605

                                   EXHIBIT B
-----------------------------------------------------------------------------------------------------
RETAIL DISTRIBUTION CAMPUS, WILLIAMS SONOMA, OLIVE BRANCH, MS

Plans by OWENS ENGINEERING CO., INC.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                            Final
Sheet #   Prepared by:   Sheet Title                                         Date       Revision Date
-----------------------------------------------------------------------------------------------------
Cover     OWENS          Drawing Index                                        11/5/98
-----------------------------------------------------------------------------------------------------
CE=2.0    RSM            Site Plan                                           10/15/98
-----------------------------------------------------------------------------------------------------
CE=2.1    RSM            Grading & Drainage Plan                              11/5/98
-----------------------------------------------------------------------------------------------------
CE=2.2    RSM            Erosion Control Plan                                10/15/98
-----------------------------------------------------------------------------------------------------
CE=2.3    RSM            Construction Details                                10/15/98
-----------------------------------------------------------------------------------------------------
LA=1      RSM            Key Sheet and Plant Materials List                   10/8/98
-----------------------------------------------------------------------------------------------------
LA=2      RSM            Landscaping Planting Plan                            10/8/98
-----------------------------------------------------------------------------------------------------
LA=3      RSM            Landscaping Planting Plan                            10/8/98
-----------------------------------------------------------------------------------------------------
LA=4      RSM            Landscaping Planting Plan                            10/8/98
-----------------------------------------------------------------------------------------------------
LA=5      RSM            Irrigation Plan                                      10/8/98
-----------------------------------------------------------------------------------------------------
LA=6      RSM            Irrigation Plan                                      10/8/98
-----------------------------------------------------------------------------------------------------
LA=7      RSM            Irrigation Plan                                      10/8/98
-----------------------------------------------------------------------------------------------------
A=1.0     OWENS          Paving, Fencing & Sod Plan                           10/6/98      10/28/98
-----------------------------------------------------------------------------------------------------
A=1.1     OWENS          Facility Floor Plan                                  6/15/98       11/9/98
-----------------------------------------------------------------------------------------------------
A=1.2     OWENS          Office Floor Plan                                     9/1/98       10/7/98
-----------------------------------------------------------------------------------------------------
A=1.3     OWENS          Enlarged Areas Floor Plan                             7/6/98       11/6/98
-----------------------------------------------------------------------------------------------------
A=1.4     OWENS          Mezzanine Plan                                       9/16/98
-----------------------------------------------------------------------------------------------------
A=1.5     OWENS          Pump House and Storage Tanks Plans & Details         8/19/98       10/21/98
-----------------------------------------------------------------------------------------------------
A=1.6     OWENS          Truck Dispatch House Floor Plan & Details            9/15/98
-----------------------------------------------------------------------------------------------------
A=2.1     OWENS          Door Schedules & Details                             9/15/98       11/9/98
-----------------------------------------------------------------------------------------------------
A=2.2     OWENS          Room Finish Schedule Door & Window Details           9/15/98       10/7/98
-----------------------------------------------------------------------------------------------------
A=3.1     OWENS          Building Elevations                                  6/17/98       11/2/98
-----------------------------------------------------------------------------------------------------
A=3.2     OWENS          Enlarged Building Elevations                         9/10/98       11/2/98
-----------------------------------------------------------------------------------------------------
A=3.3     OWENS          S. Wall Tilt-Up Panel Elevations                     8/14/98      11/10/98
-----------------------------------------------------------------------------------------------------
A=3.4     OWENS          E. Wall Tilt-Up Panel Elevations                     8/14/98       9/28/98
-----------------------------------------------------------------------------------------------------
A=3.5     OWENS          N. Wall Tilt-Up Panel Elevations                     8/14/98       10/9/98
-----------------------------------------------------------------------------------------------------
A=3.6     OWENS          W. Wall Tilt-Up Panel Elevations                     8/14/98      10/28/98
-----------------------------------------------------------------------------------------------------
A=3.7     OWENS          Restroom Elevations                                   9/3/98
-----------------------------------------------------------------------------------------------------
A=3.8     OWENS          Architectural Details                                 9/4/98       11/3/98
-----------------------------------------------------------------------------------------------------
A=4.1     OWENS          Wall Sections                                         7/8/98
-----------------------------------------------------------------------------------------------------
A=4.2     OWENS          Wall Sections                                        7/20/98
-----------------------------------------------------------------------------------------------------
A=4.3     OWENS          Wall Sections                                        8/13/98
-----------------------------------------------------------------------------------------------------
A=4.4     OWENS          Wall Sections                                        9/10/98
-----------------------------------------------------------------------------------------------------
A=4.5     OWENS          Wall Sections                                        9/14/98
-----------------------------------------------------------------------------------------------------
A=4.6     OWENS          Wall Sections                                        11/4/98
-----------------------------------------------------------------------------------------------------
A=5.1     OWENS          Detail                                               7/23/98
-----------------------------------------------------------------------------------------------------
A=5.2     OWENS          Stair Detail                                         9/25/98       11/5/98
-----------------------------------------------------------------------------------------------------
A=6.1     OWENS          Glass and Glazing Elevations                        10/19/98       11/2/98
-----------------------------------------------------------------------------------------------------
A=6.2     OWENS          Glass and Glazing Detail                            10/19/98       11/4/98
-----------------------------------------------------------------------------------------------------
A=7.1     OWENS          Roof Plan                                            8/17/98       9/25/98
-----------------------------------------------------------------------------------------------------
A=7.2     OWENS          Detail Drawings                                      8/19/98
-----------------------------------------------------------------------------------------------------
A=8.1     OWENS          Roof Opening Plan Sec. A                            10/19/98
-----------------------------------------------------------------------------------------------------
A=8.2     OWENS          Roof Opening Plan Sec. B                            10/19/98      10/30/98
-----------------------------------------------------------------------------------------------------
A=8.3     OWENS          Roof Opening Plan Sec. C                            10/19/98
-----------------------------------------------------------------------------------------------------
A=8.4     OWENS          Roof Opening Plan Sec. D                            10/19/98
-----------------------------------------------------------------------------------------------------
C=1.1     OWENS          Foundation Plan                                      8/19/98      10/20/98
-----------------------------------------------------------------------------------------------------

                                                                BOOK 79 PAGE 606

-----------------------------------------------------------------------------------------------------
C=1.2     OWENS          Misc. Foundation Plans                               8/19/98      10/20/98
-----------------------------------------------------------------------------------------------------
C=1.3     OWENS          Office Foundation Plan                               9/16/98      10/20/98
-----------------------------------------------------------------------------------------------------
C=2.1     OWENS          Sections and Details                                 8/19/98       9/16/98
-----------------------------------------------------------------------------------------------------
C=2.2     OWENS          Sections and Details                                 8/19/98       9/16/98
-----------------------------------------------------------------------------------------------------
S=1.1     OWENS          Roof Framing Plans                                   8/19/98       9/15/98
-----------------------------------------------------------------------------------------------------
S=1.2     OWENS          Misc. Framing Plans                                  8/19/98      10/20/98
-----------------------------------------------------------------------------------------------------
S=1.3     OWENS          Office Framing Plans                                 9/16/98
-----------------------------------------------------------------------------------------------------
S=1.4     OWENS          Misc. Framing Plans                                 10/20/98
-----------------------------------------------------------------------------------------------------
S=2.1     OWENS          Sections and Details                                 8/19/98       9/16/98
-----------------------------------------------------------------------------------------------------
S=2.2     OWENS          Sections and Details                                 8/19/98      10/20/98
-----------------------------------------------------------------------------------------------------
M=1.1     OWENS          Site Utilities Plan                                  8/19/98       11/9/98
-----------------------------------------------------------------------------------------------------
M=2.1     OWENS          Facility Underground Plumbing                        7/27/98       9/28/98
-----------------------------------------------------------------------------------------------------
M=2.2     OWENS          Office Underground Plumbing Plan                     7/24/98      10/16/98
-----------------------------------------------------------------------------------------------------
M=2.3     OWENS          Enlarged Areas Underground Plumbing Plan             7/27/98      10/16/98
-----------------------------------------------------------------------------------------------------
M=2.4     OWENS          Underground Riser Diagrams                           7/29/98       9/23/98
-----------------------------------------------------------------------------------------------------
M=3.1     OWENS          Facility Overhead Plumbing                           7/28/98       11/9/98
-----------------------------------------------------------------------------------------------------
M=3.2     OWENS          Office Overhead Plumbing Plan                        7/24/98      10/12/98
-----------------------------------------------------------------------------------------------------
M=3.3     OWENS          Enlarged Areas Overhead Plumbing Plan                7/29/98      10/16/98
-----------------------------------------------------------------------------------------------------
M=3.4     OWENS          Overhead Riser Diagrams                              7/29/98       9/28/98
-----------------------------------------------------------------------------------------------------
M=3.5     OWENS          Plumbing Details                                     7/24/98       9/28/98
-----------------------------------------------------------------------------------------------------
M=4.1     OWENS          Facility HVAC Plan                                    8/5/98
-----------------------------------------------------------------------------------------------------
M=4.2     OWENS          Office HVAC Plan                                     9/17/98
-----------------------------------------------------------------------------------------------------
M=4.3     OWENS          Enlarged Areas HVAC Plans                            9/16/98
-----------------------------------------------------------------------------------------------------
M=4.4     OWENS          HVAC Sections                                        8/13/98
-----------------------------------------------------------------------------------------------------
M=4.5     OWENS          HVAC Details                                         9/14/98
-----------------------------------------------------------------------------------------------------
M=4.6     OWENS          HVAC Schedules & Notes                                9/1/98
-----------------------------------------------------------------------------------------------------
M=5.1     OWENS          Facility Fire Protection Sprinkler Plan              9/23/98
-----------------------------------------------------------------------------------------------------
E=1.1     OWENS          Electrical Site Plan                                 9/15/98
-----------------------------------------------------------------------------------------------------
E=1.2     OWENS          Truck Dispatch & Pump House Electrical Plans         9/21/98
-----------------------------------------------------------------------------------------------------
E=2.1     OWENS          Facility Lighting Plan                               7/30/98
-----------------------------------------------------------------------------------------------------
E=2.1.1   OWENS          Facility Lighting Plan Section A                     7/31/98       11/6/98
-----------------------------------------------------------------------------------------------------
E=2.1.2   OWENS          Facility Lighting Plan Section B                     7/31/98       11/6/98
-----------------------------------------------------------------------------------------------------
E=2.1.3   OWENS          Facility Lighting Plan Section C                     7/31/98       11/6/98
-----------------------------------------------------------------------------------------------------
E=2.1.4   OWENS          Facility Lighting Plan Section D                     7/31/98       11/6/98
-----------------------------------------------------------------------------------------------------
E=2.2     OWENS          Office Lighting Plan                                 7/30/98      11/10/98
-----------------------------------------------------------------------------------------------------
E=2.3     OWENS          Enlarged Areas Lighting Plans                        6/29/98
-----------------------------------------------------------------------------------------------------
E=2.4     OWENS          Underground Shipping Mezzanine Lighting Plans        8/14/98
-----------------------------------------------------------------------------------------------------
E=2.5     OWENS          Lighting Elevations                                  8/18/98
-----------------------------------------------------------------------------------------------------
E=2.6     OWENS          Luminaire Schedule & Mounting Detail                  8/5/98      11/10/98
-----------------------------------------------------------------------------------------------------
E=3.1     OWENS          Facility Grounding & Panel Feeder Plan               6/15/98
-----------------------------------------------------------------------------------------------------
E=3.1.1   OWENS          Facility Power Plan Section A                        7/31/98
-----------------------------------------------------------------------------------------------------
E=3.1.2   OWENS          Facility Power Plan Section B                        8/27/98
-----------------------------------------------------------------------------------------------------
E=3.1.3   OWENS          Facility Power Plan Section C                        8/27/98
-----------------------------------------------------------------------------------------------------
E=3.1.4   OWENS          Facility Power Plan Section D                        8/27/98
-----------------------------------------------------------------------------------------------------
E=3.2     OWENS          Office Power Plan                                    6/29/98
-----------------------------------------------------------------------------------------------------
E=3.3     OWENS          Enlarged Areas Power Plans                           6/29/98
-----------------------------------------------------------------------------------------------------
E=3.4     OWENS          Symbol Schedule & Detail                              8/5/98
-----------------------------------------------------------------------------------------------------
E=4.1     OWENS          One Line Diagram                                      8/4/98
-----------------------------------------------------------------------------------------------------
E=4.2     OWENS          "MSB-2" One Line Diagram                             8/27/98
-----------------------------------------------------------------------------------------------------
E=4.3     OWENS          Distribution Panel & Fan Control Schedule             8/4/98
-----------------------------------------------------------------------------------------------------
E=4.4     OWENS          Panelboard Schedules                                  8/4/98
-----------------------------------------------------------------------------------------------------
E=4.5     OWENS          Panelboard Schedules                                  8/4/98
-----------------------------------------------------------------------------------------------------
E=4.6     OWENS          Panelboard Schedules                                 9/22/98
-----------------------------------------------------------------------------------------------------

                                                                BOOK 79 PAGE 607

-----------------------------------------------------------------------------------------------------
E=4.7     OWENS          Panelboard Schedules                                 9/16/98
-----------------------------------------------------------------------------------------------------
E=4.8     OWENS          Panelboard Schedules                                 9/29/98
-----------------------------------------------------------------------------------------------------
E=5.1     OWENS          Facilities System Plan                               10/1/98
-----------------------------------------------------------------------------------------------------
E=5.2     OWENS          Office System Plan                                   10/1/98
-----------------------------------------------------------------------------------------------------
E=5.3     OWENS          Enlarged Areas System Plan                           10/1/98
-----------------------------------------------------------------------------------------------------
E=5.4     OWENS          Systems Riser Diagram, Legend & Details              10/1/98
-----------------------------------------------------------------------------------------------------
E=5.5     OWENS          PA System and CCTV System Riser Diagram & Details    10/8/98
-----------------------------------------------------------------------------------------------------

                                   EXHIBIT "C"


                                  Rent Schedule

                                  See Attached

                                  EXHIBIT "C"

                                                                                  GLOBAL
LEASE                                                 BASIC       COMPANY          BASIC
QRTS.       DATE        INTEREST      SINK FUND       RENT        PAYMENT          RENT
------------------------------------------------------------------------------------------
          04/01/99      $808,000            $0        $808,000         $0         $808,000
 0        06/01/99         $0               $0              $0    $12,625          $12,625
 1        07/01/99      $606,000            $0        $606,000    $37,875         $643,875
 2        10/01/99      $606,000            $0        $606,000    $37,875         $643,875
 3        01/01/00      $606,000      $200,000        $806,000    $37,875         $843,875
 4        04/01/00      $602,000            $0        $602,000    $37,875         $639,875
 5        07/01/00      $602,000      $300,000        $902,000    $37,875         $939,875
 6        10/01/00      $596,000            $0        $596,000    $37,875         $633,875
 7        01/01/01      $596,000      $300,000        $896,000    $37,875         $933,875
 8        04/01/01      $590,000            $0        $590,000    $37,875         $627,875
 9        07/01/01      $590,000      $300,000        $890,000    $37,875         $927,875
10        10/01/01      $584,000            $0        $584,000    $37,875         $621,875
11        01/01/02      $584,000      $300,000        $884,000    $37,875         $921,875
12        04/01/02      $578,000            $0        $578,000    $37,875         $615,875
13        07/01/02      $578,000      $300,000        $878,000    $37,875         $915,875
14        10/01/02      $572,000            $0        $572,000    $37,875         $609,875
15        01/01/03      $572,000      $300,000        $872,000    $37,875         $909,875
16        04/01/03      $566,000            $0        $566,000    $37,875         $603,875
17        07/01/03      $566,000      $300,000        $866,000    $37,875         $903,875
18        10/01/03      $560,000            $0        $560,000    $37,875         $597,875
19        01/01/04      $560,000      $300,000        $860,000    $37,875         $897,875
20        04/01/04      $554,000            $0        $554,000    $37,875         $591,875
21        07/01/04      $554,000      $400,000        $954,000    $37,875         $991,875
22        10/01/04      $546,000            $0        $546,000    $37,875         $583,875
23        01/01/05      $546,000      $400,000        $946,000    $37,875         $983,875
24        04/01/05      $538,000            $0        $538,000    $37,875         $575,875
25        07/01/05      $538,000      $400,000        $938,000    $37,875         $975,875
26        10/01/05      $530,000            $0        $530,000    $37,875         $567,875
27        01/01/06      $530,000      $400,000        $930,000    $37,875         $967,875
28        04/01/06      $522,000            $0        $522,000    $37,875         $559,875
29        07/01/06      $522,000      $400,000        $922,000    $37,875         $959,875
30        10/01/06      $514,000            $0        $514,000    $37,875         $551,875
31        01/01/07      $514,000      $400,000        $914,000    $37,875         $951,875
32        04/01/07      $506,000            $0        $506,000    $37,875         $543,875
33        07/01/07      $506,000      $500,000      $1,006,000    $37,875       $1,043,875
34        10/01/07      $496,000            $0        $496,000    $37,875         $533,875
35        01/01/08      $496,000      $500,000        $996,000    $37,875       $1,033,875


                                  EXHIBIT "C"

                                                                                 GLOBAL
LEASE                                                 BASIC        COMPANY        BASIC
QRTS.       DATE        INTEREST      SINK FUND       RENT         PAYMENT        RENT
-----------------------------------------------------------------------------------------
36        04/01/08      $486,000            $0        $486,000     $37,875      $523,875
37        07/01/08      $486,000      $500,000        $986,000     $37,875    $1,023,875
38        10/01/08      $476,000            $0        $476,000     $37,875      $513,875
39        01/01/09      $476,000      $500,000        $976,000     $37,875    $1,013,875
40        04/01/09      $466,000            $0        $466,000     $37,875      $503,875
41        07/01/09      $466,000      $500,000        $966,000     $37,875    $1,003,875
42        10/01/09      $456,000            $0        $456,000     $37,875      $493,875
43        01/01/10      $456,000      $500,000        $956,000     $37,875      $993,875
44        04/01/10      $446,000            $0        $446,000     $37,875      $483,875
45        07/01/10      $446,000      $600,000      $1,046,000     $37,875    $1,083,875
46        10/01/10      $434,000            $0        $434,000     $37,875      $471,875
47        01/01/11      $434,000      $600,000      $1,034,000     $37,875    $1,071,875
48        04/01/11      $422,000            $0        $422,000     $37,875      $459,875
49        07/01/11      $422,000      $600,000      $1,022,000     $37,875    $1,059,875
50        10/01/11      $410,000            $0        $410,000     $37,875      $447,875
51        01/01/12      $410,000      $600,000      $1,010,000     $37,875    $1,047,875
52        04/01/12      $398,000            $0        $398,000     $37,875      $435,875
53        07/01/12      $398,000      $700,000      $1,098,000     $37,875    $1,135,875
54        10/01/12      $384,000            $0        $384,000     $37,875      $421,875
55        01/01/13      $384,000      $700,000      $1,084,000     $37,875    $1,121,875
56        04/01/13      $370,000            $0        $370,000     $37,875      $407,875
57        07/01/13      $370,000      $700,000      $1,070,000     $37,875    $1,107,875
58        10/01/13      $356,000            $0        $356,000     $37,875      $393,875
59        01/01/14      $356,000      $800,000      $1,156,000     $37,875    $1,193,875
60        04/01/14      $340,000            $0        $340,000     $37,875      $377,875
61        07/01/14      $340,000      $800,000      $1,140,000     $37,875    $1,177,875
62        10/01/14      $324,000            $0        $324,000     $37,875      $361,875
63        01/01/15      $324,000      $800,000      $1,124,000     $37,875    $1,161,875
64        04/01/15      $308,000            $0        $308,000     $37,875      $345,875
65        07/01/15      $308,000      $800,000      $1,108,000     $37,875    $1,145,875
66        10/01/15      $292,000            $0        $292,000     $37,875      $329,875
67        01/01/16      $292,000      $900,000      $1,192,000     $37,875    $1,229,875
68        04/01/16      $274,000            $0        $274,000     $37,875      $311,875
69        07/01/16      $274,000      $900,000      $1,174,000     $37,875    $1,211,875
70        10/01/16      $256,000            $0        $256,000     $37,875      $293,875
71        01/01/17      $256,000      $900,000      $1,156,000     $37,875    $1,193,875
72        04/01/17      $238,000            $0        $238,000     $37,875      $275,875



                                  EXHIBIT "C"

                                                                      GLOBAL
LEASE                                         BASIC         COMPANY    BASIC
QRTS    DATE      INTEREST    SINK FUND        RENT         PAYMENT    RENT
-----   ----      -------     ---------       -----         -------   ------
 73   07/01/17    $238,000    $1,000,000     $1,238,000     $37,875   $1,275,875
 74   10/01/17    $218,000            $0       $218,000     $37,875     $255,875
 75   01/01/18    $218,000    $1,000,000     $1,218,000     $37,875   $1,255,875
 76   04/01/18    $198,000            $0       $198,000     $37,875     $235,875
 77   07/01/18    $198,000    $1,100,000     $1,298,000     $37,875   $1,335,875
 78   10/01/18    $176,000            $0       $176,000     $37,875     $213,875
 79   01/01/19    $176,000    $1,100,000     $1,276,000     $37,875   $1,313,875
 80   04/01/19    $154,000            $0       $154,000     $37,875     $191,875
 81   07/01/19    $154,000    $1,200,000     $1,354,000     $37,875   $1,391,875
 85   10/01/19    $130,000            $0       $130,000     $37,875     $167,875
 86   01/01/20    $130,000    $1,200,000     $1,330,000     $37,875   $1,367,875
 87   04/01/20    $106,000            $0       $106,000     $37,875     $143,875
 88   07/01/20    $106,000    $1,200,000     $1,306,000     $37,875   $1,343,875
 89   10/01/20     $82,000            $0        $82,000     $37,875     $119,875
 90   01/01/21     $82,000    $1,300,000     $1,382,000     $37,875   $1,419,875
 91   04/01/21     $56,000            $0        $56,000     $37,875      $93,875
 92   07/01/21     $56,000    $1,400,000     $1,456,000     $37,875   $1,493,875
 93   10/01/21     $28,000            $0        $28,000     $37,875      $65,875
 94   01/01/22     $28,000    $1,400,000     $1,428,000          $0   $1,428,000

               $36,902,000   $30,300,000    $67,202,000  $3,421,375  $70,623,375

                                   EXHIBIT "D"


                              Environmental Notices

                                      NONE

                                   EXHIBIT "E"

                        Easements Affecting Real Property


1. Reciprocal Storm Water Drainage Agreement by and between Hewson/DeSoto South, L.L.C. and Landlord dated as of the 1st day of December, 1998.

2. Reciprocal Storm Water Detention and Drainage Agreement by and between Landlord and Tenant dated as of the 1st day of December, 1998.

3. Reciprocal Connector Easement Agreement by and between Landlord and Tenant dated as of the 1st day of December, 1998.

4. Parking Easement Agreement by and between Landlord and Tenant dated as of the 1st day of December, 1998.

                                   EXHIBIT "F"


                         Letter Regarding Future Phases

                       [WILLIAMS-SONOMA, INC. LETTERHEAD]



July 1, 1998





Mayor Samuel Rikard
City of Olive Branch
9189 Pigeon Roost
Olive Branch, MS 38854

Honorable Mayor Rikard:

This letter is respectfully submitted in fulfillment of the requirements of the Mississippi Department of Economic Development, Mississippi Business Investment Act (MBIA) Program. The program is designed to promote business and economic development through job producing programs and by providing loans and grants to cities and counties to finance improvements. The program requires that any private company desiring assistance from a city of a county shall submit a letter of intent to locate, expand, or build a facility entirely or partially within the city or county.

As required by the MBIA program, the following sets forth the intention of Williams-Sonoma, Inc. ("Williams-Sonoma") to locate a distribution facility in Olive Branch, DeSoto County, Mississippi, subject to the satisfaction of the following conditions:

     i) Satisfactory resolutions of all issues relating to annexation, utilities, infrastructure, local permits for Williams-Sonoma's intended use, etc.;

     ii) The negotiation and documentation of a lease between Hewson Properties, Inc. ("Hewson Properties") and Williams-Sonoma on terms reasonably acceptable to Williams-Sonoma (including the treatment of the lease as an operating lease for Williams-Sonoma's financial accounting purposes); and

     iii) Completion and delivery of the first building by Hewson Properties on schedule and in accordance with plans approved by Williams-Sonoma.

This project is eligible for MBIA assistance as a "job producing facility."

     Mayor Rikard
     7-1-98
     Page two

- A commitment regarding the number of net new full-time equivalent jobs to be created and maintained by the Project.

     It is Williams-Sonoma's hope that, as and when fully implemented, the Project will cause the creation of 540 net new full-time equivalent jobs as a result of the loan made pursuant to the Mississippi Business Investment Act. For the purposes of the MBIA loan, however, Williams-Sonoma agrees to create and maintain a minimum of 134 full-time equivalent jobs for the ten
     (10) year duration of the MBIA loan, provided that the conditions set forth above have been satisfied. The average wages, excluding fringe benefits, for these jobs is anticipated to be $10 per hour. The 134 full-time equivalent jobs are anticipated to be created by the end of the fourth year following the date of the closing of the loan.

- An acknowledgment of understanding that penalties may be imposed on the Private Company, pursuant to the Act and Guidelines, if the Private Company fails to create and maintain the number of jobs specified in the application.

     Williams-Sonoma acknowledges that if the conditions set forth above have been satisfied and Williams-Sonoma fails to create and maintain the 134 full-time equivalent jobs specified in this letter of intent, it shall be liable as follows: (a) an interest charge increase equal to the current New York Prime Interest Rate plus two percent (2%) for the remainder of the loan, or (b) prepayment of the outstanding loan amount incurred by the City of Olive Branch for the project's benefit. The penalties or a portion thereof may be waived by DECD if Williams-Sonoma's failure to satisfy the job creation requirement is due to circumstances outside tis control. The penalties or portion thereof shall be payable in such installments as DECD deems appropriate.

- Current employment levels at the Project site and statewide employment of the Private Company.

Mayor Rikard
7-1-98
Page three



               Employment at the project site is zero. Williams-Sonoma currently employs 15 people statewide

          - The estimated dollar costs of the Project and a description of the private parties investment in the Project and any public or other private sources of funding.

               As you are aware, Hewson Properties is developing the first building of a two building distribution facility project (the "Project") for ultimate lease to Williams-Sonoma. The plan is for this building to be located on a 61 acre parcel east of the Olive Branch Airport, west of the proposed future Polk Lane, and north of Goodman Road and the Whispering Woods Golf Course. At the same time, it is contemplated that Williams-Sonoma will have the right to acquire an adjacent 61 acre parcel, as the sites of a future second building (described below).

               The first building will be 750,000 square feet and Hewson Properties has advised us that it will cost approximately $30,000,000 including land, building and soft costs. In addition, upon Williams-Sonoma's occupancy of the first building, Williams-Sonoma will purchase and/or lease approximately $20,000,000 of equipment for the building. Hewson Properties informs us that completion and occupancy of this first building is scheduled for 6/1/99. Upon its occupancy of this phase of the Project, Williams-Sonoma expects to employ approximately
               235 people on an adjusted full-time basis.

               The second building occupies 614,000 square feet and we are informed that it will cost approximately $24,500,000 including land, building and soft costs. In addition, if and when Williams-Sonoma occupies the second building, Williams-Sonoma will purchase and/or lease approximately $11,300,000 of equipment for the building. While completion and occupancy of this second building is presently targeted for 6/1/01, Williams-Sonoma's going forward with implementing plans for this second building (as well as the expansions of this building and the first building discussed), as well as definitive projected occupancy dates, will depend on the continued future

Mayor Rikard
7-1-98
Page four


          growth of Williams-Sonoma's business. Upon its occupancy of this phase of the Project, Williams-Sonoma expects to employ an additional approximately 131 people on an adjusted full-time basis.

          Subsequent to the completion and stabilization of the first two building, plans call for each building to be expanded as and when Williams-Sonoma's needs require by 318,000 square feet and 380,000 square feet respectively. We have been advised by Hewson Properties that the costs of such expansion will be approximately $11,100,000 and $13,300,000 respectively, for building and soft costs. Williams-Sonoma expects that each such expansion will contain between $7,000,000 and $8,500,000 of equipment to be purchased and/or leased by Williams-Sonoma. We anticipate that as and when these two expansions go forward, employment for another 174 people on an adjusted full-time basis will be provided.

          The total estimated project cost for the first building alone (including equipment therein) (but not including the second building or future expansions of the first and second buildings or equipment therein) is expected to be approximately $50,000,000. For the purpose of the MBIA loan and the Economic Development Highway Program Grant, assuming satisfaction of the conditions set forth above, upon occupancy of the first building, Williams-Sonoma commits to expend approximately $20,000,000 in equipment lease payments, machinery, and equipment for the project with the balance of the project costs to be financed by the project developer and Williams-Sonoma's anticipated landlord, Hewson Properties. Other project costs (i.e., necessary public infrastructure) will be met with an MBIA loan totaling $2,000,000 and an Economic Development Highway Grant totaling $6,500,000.

    - The time schedule for implementation and completion of the Project, evidencing an expeditious completion of the Project.

          Williams-Sonoma is informed that Hewson Properties expects to begin work on the first building of the project in June 1998 and expects the first building to be completed by June 1, 1999. If

Mayor Rikard
7-1-98
Page five

                    Williams-Sonoma continues to grow at its current rate, it is anticipated that Williams-Sonoma will want to take occupancy of the second building by June 1, 2001.

          - A verifiable statement that the Project could not be completed without the infusion of the requested public funds.

                    Hewson Properties has advised Williams-Sonoma that without the infusion of MBIA funds, the completion of the project would not be feasible.


     A statement of intention to operate the Project for a time period equal to the term of the loan to the Local Sponsor.

     - Assuming satisfaction of the conditions set forth above, Williams-Sonoma intends to operate its Olive Branch, DeSoto County facility for at least the ten (10) year duration of the loan.

- Any commitment to pay rental on the Project or to make loan payments to the Local Sponsor.

     - The City of Olive Branch will repay the MBIA loan. Neither Hewson Properties nor Williams-Sonoma intends to pay rental or make loan payments to the City of Olive Branch.

- A statement that the specific improvements are necessary for the efficient and cost effective operation of the Project, together with supporting financial and engineering documentation.

     - The proceeds of the MBIA loan will be used for the construction of non-road infrastructure improvements to serve the facility. MBIA funds are necessary for the efficient and cost effective operation of the project.

- A notarized statement of willingness to grant a lien on the facility for which the improvements are being provided or to otherwise collateralize the loan. Such lien may be foreclosed in the event that the Private Company fails to operate the Project in accordance with the terms of any agreements among the parties involved in the financing of the project.

Mayor Rikard
7-1-98
Page six

     o The improvements proposed by this project will be publicly owned infrastructure. Neither Hewson Properties nor Williams-Sonoma will make loan payments to repay the MBIA loan and, accordingly, neither Hewson Properties nor Williams-Sonoma will grant any liens on the facility with respect to such loan.

o A statement of willingness to comply with non-discrimination and equal employment opportunity requirements.

     o Williams-Sonoma will comply with all applicable federal and state laws governing non-discrimination and equal employment opportunity. Williams-Sonoma anticipates that Hewson Properties will provide a similar undertaking.

o Evidence that there will be a Private Match of at least three dollars ($3.00) for every one dollar ($1.00) of MBI assistance.

     o The private match ratio is approximately 25 to 1 for the first building. Other funds - $30,000,000, Hewson Properties land, building and soft costs, plus $20,000,000 Williams-Sonoma equipment expense. (Additionally, Economic Development Highway Program will be requested to provide $6,500,000) and MBIA Funds - $2,000,000.

o Evidence the proposed project will increase at least one (1) net new full-time equivalent job for every fifteen thousand dollars ($15,000) either loaned or granted for the Project.

     o For the purposes of the MBIA loan and this letter of intent, upon satisfaction of the conditions set forth above with respect to the first building, Williams-Sonoma commits to create and maintain 134 jobs on an adjusted full-time basis for a minimum of ten (10) years after its initial project occupancy. This equals one (1) net new full-time job for every $15,000 loaned.

     o From and after its initial project occupancy, job creation will be documented by Williams-Sonoma by annually submitting a report entitled "Statement of Job Creation" to the Mississippi Department of Economic and Community Development.

Mayor Rikard
7-1-98
Page seven



     o The actual number of full-time equivalent jobs may well exceed the minimum commitment. If the second building and further expansions of the first and second building are realized as anticipated, approximately 540 full-time equivalent jobs are expected to be generated by the Project.

Thank you for your willingness to participate in the MBIA program and for your cooperation and assistance in making this project become a reality.

If additional information is required, please feel free to contact me at your convenience.

Sincerely,


/s/  W. Howard Lester
-----------------------
W. Howard Lester


HL/ea

                                   EXHIBIT "G"


                              Existing Indebtedness

                                LEASE EXHIBIT G

                                WILLIAMS-SONOMA
                            SCHEDULE OF INDEBTEDNESS
                            AS OF NOVEMBER 29, 1998


                                                                      BALANCE AT
                                                               NOVEMBER 29, 1998

7.2% Senior Notes due August 8, 2005, as follows:

     Teachers Insurance and Annuity Association of America          $20,000,000

     Transamerica Life Insurance and Annuity Co.                    $ 9,000,000

     Transamerica Occidental Life Insurance Co.                     $ 1,000,000

     New England Mutual Life Insurance Co.                          $10,000,000
                                                                    -----------
     Total Senior Notes                                             $40,000,000

Mortgage with Bank of America due March 2001                        $ 6,310,300

Various capital leases                                              $ 1,460,200

Executive deferred compensation plan                                $ 2,543,000

Foreign letters of credit outstanding (contingent)*                 $42,271,000
                                                                    -----------
     TOTAL INDEBTEDNESS                                             $92,584,500
                                                                    ===========


Note: The Company has up to $60 m available in a line of credit facility with Bank of America, of which $0 was outstanding at November 29, 1998.

* Varies from time to time, as Company's importing of goods varies. These are more in the nature of "trade payables" than Debt, but are disclosed here in an abundance of caution.